                                                                EXHIBIT 10(s)(i)


        -------------------------------------------------------------


                            PARTICIPATION AGREEMENT

                         Dated as of November 15, 1996

                                     among


                            LCI INTERNATIONAL, INC.,
                  as the Construction Agent and as the Lessee,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
              not in its individual capacity, except as expressly
                 stated herein, but solely as the Owner Trustee
                          under the Stuart Park Trust

           THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE
                PARTIES HERETO FROM TIME TO TIME, as the Holders

           THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE
                PARTIES HERETO FROM TIME TO TIME, as the Lenders

                                      and


                          NATIONSBANK OF TEXAS, N.A.,
                              as the agent for the
                                    Lenders
        -------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                            PAGE
THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

HOLDER ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SUMMARY OF TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

      Operative Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      Land Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      Construction of Improvements; Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

THE CLOSINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      Initial Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      Initial Closing Date; Land Closing Date; Construction Advances  . . . . . . . . . . . . . . . . . . .   4

FUNDING OF ADVANCES; REPORTING REQUIREMENTS ON COMPLETION DATE; THE LESSEE
      DELIVERY OF NOTICES; CERTAIN COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      Procedures for Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      Conditions to the Holders and the Lenders Obligations to Advance Funds on
             the Initial Closing Date, for the Acquisition of the Land and otherwise. . . . . . . . . . . .   6
      Conditions to the Holders' and the Lender's, Obligations to Make Construction
             Advances for the Ongoing Construction on the Land Prior to the Basic Term Commencement Date. .  10
      Additional Reporting and Delivery Requirements on Completion Date and on Construction Period
             Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      The Construction Agent Delivery of Allocation Notice, Notice Regarding the Holder Construction
              Property Cost and Construction Budget Modifications . . . . . . . . . . . . . . . . . . . . .  14

CONDITIONS OF THE INITIAL CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      Conditions to the Lessor's and the Holder's, Obligations  . . . . . . . . . . . . . . . . . . . . . .  14

      Conditions to the Lessee's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      Conditions to the Obligations of the Agent and the Lenders  . . . . . . . . . . . . . . . . . . . . .  19

REPRESENTATIONS AND WARRANTIES ON THE INITIAL CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . . .  19
      Representations and Warranties of the Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      Representations and Warranties of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      Representations and Warranties of the Construction Agent and the Lessee . . . . . . . . . . . . . . .  25
      Representations and Warranties of the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

      REPRESENTATIONS AND WARRANTIES ON FUNDING DATES . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      Representations and Warranties on the Land Closing Date . . . . . . . . . . . . . . . . . . . . . . .  29
      Representations and Warranties Upon Initial Construction Advance  . . . . . . . . . . . . . . . . . .  33
      Representations and Warranties Upon the Date of Each Construction Advance That Is
      Not the Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

PAYMENT OF CERTAIN EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      Transaction Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      Brokers' Fees and Stamp Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      Certain Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      Unused Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

      INTENTIONALLY OMITTED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      Administrative Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

OTHER COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      Cooperation with the Construction Agent or the Lessee . . . . . . . . . . . . . . . . . . . . . . . .  41
      Covenants of the Owner Trustee and the Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      The Lessee Covenants, Consent and Acknowledgment  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      Sharing of Certain Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
      Grant of Easements, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      Appointment by the Agent, the Lenders, the Holders and the Owner Trustee  . . . . . . . . . . . . . .  48
      Collection and Allocation of Payments and Other Amounts . . . . . . . . . . . . . . . . . . . . . . .  49

CREDIT AGREEMENT AND TRUST AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
      The Construction Agent's and the Lessee's Credit Agreement Rights . . . . . . . . . . . . . . . . . .  53

      The Construction Agent's and the Lessee's Trust Agreement Rights  . . . . . . . . . . . . . . . . . .  54

TRANSFER OF INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
      Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
      Effect of Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
      General Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
      General Tax Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
      Survival of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
      No Broker, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
      Amendments and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
      Headings, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
      Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
      GOVERNING LAW; WAIVERS OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
      Liability Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
      Rights of the Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
      Calculations under Operative Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
      Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

EXHIBITS

A - Forms of Requisition - Sections 4.2 and 5.2

B - Officer's Certificate - Section 5.6

C - Legal Opinion of Lessee's Counsel - Section 6.1(c)

D - Officer's Certificate - Section 6.1(g)

E - Officer's Certificate - Section 6.1(h)

F - Officer's Certificate - Section 6.2(d)

G - Officer's Certificate - Section 6.2(e)

H - Legal Opinion of Owner Trustee's Counsel - Section 6.2(f)

I - Description of Material Litigation - Section 7.3(d)

J - Architects Certificate; Engineers Certificate - Section 5.3(q)

K - Form of Mortgage - Section 5.3(m)

L - Form of Security Agreement - Section 5.3(m)

Appendix A - Rules of Usage and Definitions

                           PARTICIPATION AGREEMENT

        THIS PARTICIPATION AGREEMENT dated as of November 15, 1996 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among LCI INTERNATIONAL, INC., a Delaware corporation (the "Lessee" or the "Construction Agent"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as the Owner Trustee under the Stuart Park Trust (the "Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); NATIONSBANK OF TEXAS, N.A., a national banking association ("NationsBank"), as administrative agent for the Lenders (in such capacity, the "Agent"); the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the Stuart Park Trust (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and collectively, the "Holders"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

        In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.    THE LOANS.

         The Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Land and to develop and construct certain Improvements thereon in accordance with the Agency Agreement and the terms and provisions hereof, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Land, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Property, each in accordance with the Agency Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

         2.               HOLDER ADVANCES.

         Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto on each date Advances are made in accordance with Section 5 hereof, each Holder shall make a Holder Advance on a pro rata basis to the Lessor with respect to the Trust based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances on such date shall be four percent (4%) of the amount of the Requested Funds on such date (except that in each case, the Holder Advance shall be sufficient to fund Holder Yield); provided, no Holder shall be obligated for any Holder Advance in excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Advances shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than four percent (4%) of the outstanding amount of such Advance, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.

        3.               SUMMARY OF TRANSACTIONS.

        3.1. Operative Agreements. On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Agency Agreement, the Credit Agreement, the Notes, the Certificates, the Trust Agreement, the Security Agreement, the Mortgage Instrument, the Guaranty, and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

        3.2. Land Purchase. On the Land Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, and (c) the Lessor will purchase and acquire good and marketable title to the Land or portion thereof, identified by the Construction Agent, in each case pursuant to a Deed and/or Bill of Sale, as the case may be, and grant the Agent a lien on the Property (including the Land) or such portion thereof by execution of the required Security Documents.

        3.3. Construction of Improvements; Lease. Subject to the provisions of Section 5.4 hereof, the Holders will each make Holder Advances and the Lenders will make Loans, to be made as Construction Advances with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work, regarding the Equipment, the construction of such Improvements and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and, on or before the Construction Period Termination Date, the Lessee and the Lessor shall execute and record a Lease Supplement relating to the Property specifying the Basic Term Commencement Date whereupon the Basic Term shall commence with respect to the Property.

         4.               THE CLOSINGS.

         4.1. Initial Closing Date. All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Kennedy Covington Lobdell & Hickman, LLP, Charlotte, North Carolina, or at such other location as may be determined by the Lessor and the Agent.

         4.2. Initial Closing Date; Land Closing Date; Construction Advances. The Construction Agent shall deliver to the Lessor and the Agent a requisition (a "Requisition"), substantially in the form attached hereto as Exhibit A or in such other form as is reasonably satisfactory to the Lessor and the Agent, in connection with (a) the Initial Closing Date relating to the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 9.1(a), by the Lessor and (b) the Land Closing Date relating to an Acquisition Advance pursuant to Section 5.3 and (c) each date of a Construction Advance pursuant to Section 5.4.

         5. FUNDING OF ADVANCES; REPORTING REQUIREMENTS ON COMPLETION DATE; THE LESSEE DELIVERY OF NOTICES; CERTAIN COVENANTS.

         5.1. General. To the extent funds have been advanced to the Lessor as Loans by the Lenders and as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) to pay interest on the Loans relating to the Property and to pay the Holder Yield on the Holder Advances relating to the Property, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Basic Term Commencement Date with respect to the Property, (ii) at the direction of the Construction Agent to acquire the Land or any portion thereof in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements, (iii) to make Advances to the Construction Agent to permit it to pay, or to reimburse the Construction Agent for paying, the costs of the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Property (or any portion thereof) in accordance with the terms of the Agency Agreement, and the other Operative Agreements, and (iv) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 9.1(a) and (b).

         5.2.             Procedures for Funding.

         (a) The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than one
(1) Construction Advance may be requested during any calendar month. Not less than (i) three (3) Business Days prior to the Initial Closing Date and (ii) three (3) Business Days prior to the date on which any Construction or Acquisition Advance is to be made, the Construction Agent shall deliver to the Agent, (A) with respect to the Initial Closing Date and each Acquisition Advance, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, acquired or to be acquired on such date, and a schedule of the Work, if any, to be performed, each of the foregoing in such detail as may be requested by the Agent and in a form reasonably acceptable to the Agent) and (B) with respect to each Construction Advance, a Requisition.

         (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and
(iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of the Land Acquisition Costs (in the case of an Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are then payable and were not subject to a prior Requisition, in each case as specified in the Requisition.

         (c) Subject to the satisfaction of the conditions precedent set forth in Sections 5.3, 5.4 or 5.5, as applicable, on the Land Closing Date or the date on which the Construction Advance is to be made, as applicable, (i) the Lenders shall make Loans to the Lessor in an aggregate amount equal to ninety-six percent (96%) of the Requested Funds specified in any Requisition (except that in each case the Loans shall be sufficient to pay interest then due and owing on the Loans), up to an aggregate principal amount equal to the Available Commitments, (ii) each Holder shall make a pro rata Holder Advance based on its Holder Commitment in an amount such that the aggregate of all Holder Advances at such time shall be four percent (4%) of the balance of the Requested Funds specified in such Requisition (except that in each case the Holder Advance shall be sufficient to fund Holder Yield), provided, no such Holder Advance shall exceed such Holder's pro rata share of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Advances made on such date shall (x) be used by the Lessor to pay or to reimburse the Construction Agent for payment of the Budgeted Total Property Cost and Transaction Expenses within three (3) Business Days of the receipt by the Lessor of such Advance, (y) be used by the Lessor on the date of such Advance to pay interest on the Loans relating to the Property and to pay the Holder Yield on the Holder Advances relating to the Property, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Basic Term Commencement Date with respect to the Property, or (z) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay or reimburse either of them for paying the Budgeted Total Property Cost and Transaction Expenses, as applicable.

         (d) With respect to an Advance obtained by the Lessor to pay for Land and related Transaction Expenses and not expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the Land Closing Date or, if such Land Closing Date does not occur within three (3) Business Days of the date of the Lessor's receipt of such Advance, shall be applied to repay the Lenders and the Holders and, subject to the terms hereof, and of the Credit Agreement and the Trust Agreement, shall remain available for future Advances. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

         (e) All items described in Sections 5.3, 5.4 or 5.5 which are to be delivered to the Lessor shall be delivered to Kennedy Covington Lobdell & Hickman, LLP, on behalf of and as counsel for the Lessor.

         5.3. Conditions to the Holders and the Lenders Obligations to Advance Funds on the Initial Closing Date, for the Acquisition of the Land and otherwise. The obligations of the Holders to make Holder Advances, and of the Lenders to make Loans to the Lessor, (i) on the Initial Closing Date to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 9.1(a) of this Agreement and (ii) on the Land Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 9.1(b) of this Agreement and to acquire the Land or any portion thereof (an "Acquisition Advance") in each case are subject to the satisfaction or waiver of the following conditions precedent on or prior to such date respecting the Land (or portion thereof) to be acquired at such time and all portions of the Land previously acquired (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance reasonably satisfactory to the Agent, the Holders and the Lessor):


                 (a) the correctness in all material respects of the representations and warranties (including without limitation the Incorporated Representations and Warranties) on each such date of the Construction Agent and the Lessee contained herein and in each of the other Operative Agreements;


                 (b)              [INTENTIONALLY OMITTED]


                 (c) the Lessor shall have received a fully executed counterpart copy of the Requisition, appropriately completed;


                 (d) title to the Land and any existing Improvements (or each such portion thereof) shall conform to the representations and warranties set forth in Section 8.1(c) hereof;


                 (e) the Construction Agent shall have delivered to the Lessor the Deed with respect to the Land and existing Improvements (if any) and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired on each such date or which have been previously acquired;


                 (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition;

                 (g) the Construction Agent shall have delivered to the Lessor title insurance commitments to issue policies respecting the Land (or such portion thereof) in favor of the Lessor, the Agent and the Holders from a title insurance company acceptable to the Lessor, the Agent and the Holders subject to the Permitted Exceptions with such other title exceptions thereto as are reasonably acceptable to the Lessor and the Agent;


                 (h) the Construction Agent shall have delivered to the Lessor an environmental site assessment respecting the Land (or such portion thereof) prepared by a licensed professional engineer reasonably acceptable to the Lessor and the Agent;


                 (i) the Construction Agent shall have delivered to the Lessor a survey (with a flood hazard certification) respecting the Land (or such portion thereof) prepared by an independent recognized professional acceptable to the Lessor, the Agent and the Holders;


                 (j) the Construction Agent shall have caused to be delivered to the Lessor a legal opinion, addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel located in the state where the Land is located substantially in the form attached as Exhibit C hereto;


                 (k)              [INTENTIONALLY OMITTED]


                 (l) the Construction Agent shall have delivered to the Lessor, respecting the Land, invoices for the various Transaction Expenses and other fees, expenses and disbursements referenced in Sections 9.1(a) or (b) of this Agreement, as appropriate to the extent not otherwise included on the Requisition referenced in the foregoing Section 5.3(c);


                 (m) the Construction Agent shall have caused to be delivered to the Lessor and there shall have been recorded (to the extent required) by the Agent a Mortgage Instrument (substantially in the form of Exhibit K hereto), the Security Agreement (substantially in the form of Exhibit L hereto), and Lender Financing Statements respecting the Property and all necessary recording fees, documentary stamp taxes and similar amounts shall have been paid by the Construction Agent;


                 (n) the Lessee and the Lessor shall have executed and delivered a memorandum regarding the Lease (such memorandum to be substantially in the form attached to the Lease as Exhibit B and in form suitable for recording);


                 (o) the Construction Agent shall have delivered to the Lessor to the extent required and/or applicable, the Lessor Financing Statements executed by the Lessee and the Lessor;


                 (p) with respect to each Acquisition Advance, the sum of the Available Commitments of all Lenders plus the Available Holder Commitment (after deducting the Unfunded Amount and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom and to pay interest on the Loans and the Holder Yield on the Holder Advances relating to the Property to the extent accrued under the Credit Agreement and the Trust Agreement, as the case may be, during the period prior to the Basic Term Commencement Date;


                 (q) the Construction Agent shall have delivered to the Lessor an Architects Certificate and Engineers Certificate substantially in the form attached hereto as Exhibit J;


                 (r)              INTENTIONALLY OMITTED;


                 (s) the Construction Agent shall have delivered to the Lessor a preliminary construction budget (the "Construction Budget") for the Improvements to be constructed on the Land;


                 (t) the Construction Agent shall have provided evidence to the Lessor of general and excess liability insurance with respect to the Property (including the Land) as provided in the Lease;

                 (u) the Construction Agent shall have caused an Appraisal regarding the Land and the Property as a fully developed and completed base to be provided to the Lessor from an appraiser selected by the Agent and the Holders in accordance with the terms of the Lease;


                 (v) Lessee shall have certified to the Lessor, the Agent, the Lenders and the Holders that all necessary (or in the reasonable opinion of the Lessor, the Agent, the Holders, or their respective counsel, advisable) Governmental Actions with respect to the Property or the Lessee, in each case required by any law or regulation enacted, imposed or adopted on or prior to each such date or by any change in facts or circumstances on or prior to each such date, shall have been obtained or made and be in full force and effect;


                 (w) the Construction Agent shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding each of the Lessee and the Lessor to be conducted (and copies thereof to be delivered to the Lessor) in Virginia, Utah and (with respect to the Lessee only) Delaware by the title insurance company providing the title insurance on the Property or a search company reasonably acceptable to the Lessor and the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Lessor or the Agent to be either removed or otherwise handled in a manner satisfactory to the Lessor and the Agent and the Holders; and


                 (x)              each of the conditions set forth in Section
         6.1 shall have been satisfied or waived by the Lessor and the Agent.

         5.4. Conditions to the Holders' and the Lender's, Obligations to Make Construction Advances for the Ongoing Construction on the Land Prior to the Basic Term Commencement Date. The obligations of the Holders to make Holder Advances, and the Lenders to make Loans, to the Lessor, (i) in connection with all requests for Advances subsequent to the acquisition of the Land (or any portion thereof) (and to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 9.1 of this Agreement in connection therewith) and, (ii) to pay the Holder Yield on the Holder Advances relating to the Property and interest regarding the Loans relating to the Property, in each case regarding such Holder Yield and Interest to the extent accrued and payable under the Trust Agreement or Credit Agreement (as the case may be), during the period prior to the Basic Term Commencement Date with respect to the Property, are subject to the satisfaction or waiver of the following conditions precedent (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind of type, such shall be in form and substance reasonably satisfactory to the Agent and the Lessor):


                 (a) the correctness in all material respects on such date of the representations and warranties (including without limitation the Incorporated Representations and Warranties) of the Construction Agent and the Lessee contained herein and in each of the other Operative Agreements;


                 (b)              [INTENTIONALLY OMITTED]


                 (c) the Lessor shall have received a fully executed counterpart of the Requisition, appropriately completed;


                 (d) based upon the applicable Construction Budget which shall satisfy the requirements of this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements;


                 (e) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by such Requisition;


                 (f) the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Lessor, the Agent or the Holders;

                 (g) the Construction Agent shall have delivered to the Lessor copies of the Plans and Specifications for the applicable Improvements;


                 (h) the Construction Agent shall have delivered to the Lessor invoices for any Transaction Expenses and other fees, expenses and disbursements referenced in Section 9.1 that are to be paid with the Advance;


                 (i) all consents, licenses, permits, authorizations, assignments and building permits required as of such date by all material Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of the Property have been obtained and are in full force and effect, except to the extent that the failure to so obtain any such item would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;


                 (j) the Construction Agent shall have delivered, or caused to be delivered, invoices, Bills of Sale or other documents reasonably acceptable to the Agent, the Holder and the Lessor in each case with regard to any Equipment or other components of the Property and naming the Lessor as purchaser and transferee;


                 (k) the Construction Agent shall have delivered to the Lessor with respect to the acquisition of personal property and/or fixtures and/or Equipment Lessor Financing Statements executed by the Lessee and the Lessor; and


                 (l) the Construction Agent shall affirmatively represent and warrant that (i) no event has occurred as described in Sections 3.3(i) or (ii) of the Agency Agreement that would cause the Property not to be completed by the Construction Period Termination Date, (ii) the Property will be completed by the Construction Period Termination Date, and (iii) the cost to complete the Property, and pay all

         Transaction Expenses will not exceed the aggregate amount of remaining funds available pursuant to the Holder Commitments and the Lender Commitments.

         5.5. Additional Reporting and Delivery Requirements on Completion Date and on Construction Period Termination Date. On or prior to the Completion Date for the Property, the Construction Agent shall deliver to the Lessor an Officer's Certificate in the form attached hereto as Exhibit B specifying (a) the address for the Property, (b) the Completion Date for the Property, (c) the aggregate Property Cost for the Property (to the extent not delivered with a Requisition), (d) detailed, itemized documentation supporting the asserted Property Cost figures, (e) all Equipment (if any) has been acquired and installed and such is operational and all Improvements have been made in accordance with all applicable material Legal Requirements in a good and workmanlike manner in accordance with the Plans and Specifications (except to the extent that any deviation from the Plans and Specifications could not reasonably be expected to materially impair the value, utility, economic life or operation of the Property) and otherwise in full compliance with the standards and practices of the Construction Agent with respect to equipment, properties and improvements owned by the Construction Agent and (f) all consents, licenses, permits, authorizations, assignments and building permits required as of such date by all material Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of the Property have been obtained and are in full force and effect, except to the extent that the failure to so obtain would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Lessor and the Agent shall have the right to contest the information contained in such Officer's Certificate. Furthermore, on or prior to Completion Date for the Property, the Construction Agent shall deliver or cause to be delivered to the Lessor (unless previously delivered to the Lessor) originals of the following, each of which shall be in form reasonably acceptable to the Lessor and the Agent: (u) an as-built survey for the Property; (v) insurance certificates respecting the Property as required hereunder and under the Lease Agreement; (w) a Lease Supplement specify the Basic Term Commencement Date (in form suitable for recording), and

(x) if requested by the Lessor, the Agent or the Holders, amendments to the Lessor Financing Statements executed by the appropriate parties. In addition, on the Completion Date for the Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall be paid in an amount required by applicable law.

         5.6. The Construction Agent Delivery of Allocation Notice, Notice Regarding the Holder Construction Property Cost and Construction Budget Modifications. The Construction Agent covenants and agrees to deliver (a) to the Lessor, the Agent and the Holders each month during the Commitment Period the Allocation Notice referred to in the first sentence of Section 2.3(b) of the Credit Agreement, and a notice specifying the Holder Property Cost and (b) to the Lessor, the Agent and the Holders each month notification of any modification to any Construction Budget regarding the Property if such modification increases the cost to construct the Property; provided, no Construction Budget may be increased unless (x) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section
5.4 (f) of this Agreement, and (y) after giving effect to any such amendment the Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

         6.               CONDITIONS OF THE INITIAL CLOSING.

         6.1. Conditions to the Lessor's and the Holder's, Obligations. The obligations of the Lessor and the Holders to consummate the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, are subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties in all material respects of the other parties hereto contained herein, (ii) the accuracy and correctness in all material respects on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to the Initial Closing Date and (iv) the satisfaction or waiver by the Lessor and the Holders of all of the following conditions on or prior to the Initial Closing Date (all items described in this Section 6.1 which are stated to be delivered to the Lessor, the Agent, the Lenders or the Holders shall, in fact, be delivered to Kennedy Covington Lobdell & Hickman, LLP, on behalf of and as counsel to each such Party.):


                 (a) Each of the Operative Agreements to be entered into on the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessor, and shall be in full force and effect, and no Default or Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Lessor shall have received a fully executed copy of each of the Operative Agreements (other than the Notes and the Guaranty of which it shall have received specimens). The Operative Agreements (or memoranda thereof), any supplements thereto and any financing statements and fixture filings in connection therewith required under the Uniform Commercial Code shall have been filed or shall be promptly filed, if necessary, in such manner as to enable the Lessee's counsel to render its opinion referred to in Section 6.1(c) hereof;


                 (b) All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor and the Agent;


                 (c) Counsel for the Lessee acceptable to the other parties hereto shall have issued to the Lessor, the Agent, the Lenders and the Holders its opinion in the form attached hereto as Exhibit C or in such other form as is reasonably acceptable to such parties;


                 (d) All necessary (or in the reasonable opinion of the Lessor, the Agent, the Holders or their respective counsel, advisable) Governmental Actions, in each case required on or prior to the date hereof or by any change in fact or circumstances on or prior to the date hereof, shall have been obtained or made and be in full force and effect or if such Governmental Actions have not been obtained or made, the failure to obtain or make such Governmental Action shall not have a Material Adverse Effect;


                 (e) No action or proceeding shall have been instituted, nor shall any action or proceeding be overtly threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority or to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby which is reasonably likely to have a Material Adverse Effect;


                 (f) In the reasonable opinion of the Lessor, the Agent, the Holders and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate any Legal Requirements and do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines;


                 (g) The Lessor, the Agent and the Holders shall each have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee in the form attached hereto as Exhibit D or in such other form as is reasonably acceptable to such parties stating that (i) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Initial Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which the Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                 (h) The Lessor, the Agent and the Holders shall each have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessee in the form attached hereto as Exhibit E or in such other form as is reasonably acceptable to such parties attaching and certifying as to (1) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Lessee of each of the Operative Agreements to which it is or will be a party,
         (2) its certificate of incorporation certified as of a recent date by the Secretary of State of the State of Delaware and its by-laws and
         (3) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the appropriate officer of the State of Delaware as to its good standing in such state; and


                 (i) As of the Initial Closing Date, there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or financial condition of the Lessee from that set forth in the audited financial statements of the Lessee dated December 31, 1995.

         6.2. Conditions to the Lessee's Obligations. The obligation of the Lessee to consummate the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the Operative Agreements to which it is a party on the Initial Closing Date, is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein,
(ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto,
(iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the satisfaction or waiver by the Lessee of all of the following conditions on or prior to the Initial Closing Date:


                 (a) In the reasonable opinion of the Lessee and its counsel, the transactions contemplated by the Operative Agreements do not and will not violate any material Legal

         Requirements and do not and will not subject the Lessee to any adverse regulatory prohibitions or constraints;


                 (b) No action or proceeding shall have been instituted nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby which is reasonably likely to have a Material Adverse Effect;


                 (c) Each of the Operative Agreements to be entered into on the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessee, and shall be in full force and effect, and the Lessee shall have received a fully executed copy of each of the Operative Agreements;


                 (d) The Lessee, the Agent and the Holders shall have received an Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as Exhibit F or in such other form as is reasonably acceptable to the Lessee, the Agent and the Holders, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it, and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;


                 (e) The Lessee, the Agent and the Holders shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as Exhibit G or in such other form as is reasonably acceptable to the Lessee, the Agent and the Holders, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the office of the Comptroller of the Currency; and


                 (f) Counsel for the Lessor acceptable to the other parties hereto shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as Exhibit H or in such other form as is reasonably acceptable to such parties.

         6.3. Conditions to the Obligations of the Agent and the Lenders. The obligations of the Agent and the Lenders to consummate the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver each of the Operative Agreements to which any such entity is a party on the Initial Closing Date, is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the receipt by the Agent of the items required to be delivered to the Agent pursuant to this Section 6.

         7.               REPRESENTATIONS AND WARRANTIES ON THE INITIAL CLOSING
DATE.

         7.1.             Representations and Warranties of the Holders.
Effective as of the Initial Closing Date, each Holder severally as to itself, and not jointly, represents and warrants to each of the other parties hereto that:

                 (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;


                 (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party have been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of stockholders of, or approval or consent of any trustee or holder of any indebtedness or obligations of, such Holder which have not been obtained, (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it (except no representation or warranty is made as to any Legal Requirement to which it may be subject solely as a result of the activities of the Lessee) as of the date hereof, (iii) contravenes or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon the Property, any Equipment or any of the Improvements (other than Liens created by the Operative Agreements) under its certificate of incorporation or other equivalent charter documents, as the case may be, by-laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties is bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority (other than arising solely by reason of the business, condition or activities of the Lessee or any Affiliate thereof or the construction or use of the Property, the Equipment or the Improvements);


                 (c) Each Operative Agreement to which it is or will be a party has been, or will be, duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof;


                 (d) There is no action or proceeding pending or, to its knowledge, threatened against it before any Governmental Authority that questions the validity or enforceability of any Operative Agreement to which it is or will become a party or that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party;


                 (e) It has not assigned or transferred any of its right, title or interest in or under the Lease except in accordance with the Operative Agreements;


                 (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;


                 (g) It is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company, or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility, within the meaning of the Federal Power Act, as amended. It is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended;


                 (h) Except as otherwise contemplated by the Operative Agreements, it shall not, nor shall it direct the Lessor to, use the proceeds of any Loan or Holder Advance for any purpose other than the purchase of the Land (or any part thereof), the acquisition and installation of the Equipment, the construction of Improvements, the payment of the Transaction Expenses and the fees, expenses and other disbursements referenced in Section 9.1 of this Agreement and the payment of the interest on the Loans and the Holder Yield on the Holder Advances which accrues prior to the Basic Term Commencement Date with respect to the Property; and

                 (i) It is acquiring its Certificate(s) and interest in the Trust Estate for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in the Trust Estate, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of the Certificate(s) or any interest in the Property, the Trust Estate or the Lease to the registration requirements of Section 5 of the Securities Act. No representation or warranty contained in this Section 7.1(i) shall include or cover any action or inaction of the Lessee or any Affiliate thereof whether or not purportedly on behalf of the Holders, the Borrower or any of their Affiliates.

         7.2.             Representations and Warranties of the Borrower.
Effective as of the Initial Closing Date, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (i), (j) and (k) are made solely in its capacity as the Borrower:


                 (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

                 (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause
         (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or
         (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;


                 (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

                 (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;


                 (e) It has not assigned or transferred any of its right, title or interest in or under the Lease or the Agency Agreement except in accordance with the Operative Agreements;


                 (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;


                 (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee for any purpose other than the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 9.1 (a) and (b) of this Agreement, the purchase of the Land, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of interest on the Loans and the payment of the Holder Yield on the Holder Advances, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Basic Term Commencement Date with respect to the Property;


                 (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;


                 (i) The Owner Trustee's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;


                 (j) The Owner Trustee is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States; and


                 (k) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

         7.3. Representations and Warranties of the Construction Agent and the Lessee. Effective as of the Initial Closing Date the Construction Agent and the Lessee represent and warrant to each of the other parties hereto that:


                 (a) The Incorporated Representations and Warranties are true and correct and the Lessee has delivered to each of the Lenders and Holders the financial statements and other reports referred to in the Lessee Credit Agreement;

                 (b) The execution and delivery by each of the Construction Agent and the Lessee of this Agreement and the other Operative Agreements and the performance by each of the Construction Agent and the Lessee of its respective obligations under this Agreement and the other Operative Agreements are within the corporate powers of each of the Construction Agent and the Lessee, have been duly authorized by all necessary corporate action on the part of each of the Construction Agent and the Lessee (including without limitation any necessary shareholder action), have received all necessary governmental approval, and do not and will not (i) violate any material Legal Requirement which is binding on the Construction Agent, the Lessee or any of their Subsidiaries, (ii) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of any of the Construction Agent, the Lessee or any of their Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any of the Construction Agent, the Lessee or any of their Subsidiaries or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any of the Construction Agent, the Lessee or any of their Subsidiaries;


                 (c) This Agreement is, and upon the execution and delivery thereof the other Operative Agreements will be, the legal, valid and binding obligation of each of the Construction Agent and the Lessee, enforceable against each of the Construction Agent and the Lessee in accordance with their terms. The Construction Agent and the Lessee have each executed the various Operative Agreements to which either of them is a party and required to be executed as of the Initial Closing Date;


                 (d) Except as described in Exhibit I, there are no material actions, suits or proceedings pending or to our knowledge, threatened against the Lessee in any court or before any Governmental Authority, that concern the Property or the Lessee's interest therein or that question the validity or enforceability of any Operative Agreement to which the Lessee is a party or the overall transaction described in the Operative Agreements to which the Lessee is a party;


                 (e) No Governmental Action by any Governmental Authority or authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person is required to authorize or is required in connection with (i) the execution, delivery or performance by the Construction Agent or the Lessee of any Operative Agreement, (ii) the legality, validity, binding effect or enforceability with respect to the Construction Agent or the Lessee of any Operative Agreement to which either such Person is a party or
         (iii) the acquisition, ownership, construction or operation of the Property by the Lessee or the Construction Agent, in each case, except those which have been obtained;


                 (f)              Upon the execution and delivery of the Lease,
         (i) the Lessee will have unconditionally accepted the Property described in the Lease and will have a valid and subsisting leasehold interest in the Property, subject only to the Permitted Exceptions, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;


                 (g) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase of the Land, the acquisition and installation of the Equipment, the payment of the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 9.1(a) and
         (b), the construction of Improvements and the testing thereof and the payment of interest on the Loans and Holder Yield on the Holder Advances, in each case which accrue prior to the Basic Term Commencement Date with respect to the Property;


                 (h) All information heretofore or contemporaneously herewith furnished by either the Construction Agent or the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or at the direction of the Construction Agent, the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading; and

                 7.(gggg)         The chief place of business, chief executive
         office and office of the Construction Agent and the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 8180 Greensboro Drive, McLean, Virginia 22102.

         7.4.             Representations and Warranties of the Agent.
Effective as of the Initial Closing Date, the Agent represents and warrants to each of the other parties hereto that:


                 (a) It is a national banking association duly organized and validly existing under the laws of the United States of America and has the full power and authority to enter into and perform its obligations under this Agreement and each other Operative Agreement to which it is or will be a party;


                 (b) This Agreement and each other Operative Agreement to which it is a party have been, or when executed and delivered will be, duly authorized by all necessary corporate action on the part of the Agent and have been, or on such Closing Date will have been, duly executed and delivered by the Agent and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are, or upon execution and delivery thereof will be, legal, valid and binding obligations of the Agent, enforceable against it in accordance with their respective terms;


                 (c) The execution, delivery and performance by the Agent of this Agreement and each other Operative Agreement to which it is or will be a party do not, and will not contravene the articles of association or by-laws or other charter documents of the Agent or any applicable Law of the State of or of the United States of America governing its activities and will not contravene any provision of, or constitute a default under any indenture, mortgage, contract or other instrument of which it is a party or by which it or its properties are bound, or require any consent or approval of any Governmental Authority under any applicable law, rule or regulation of the State of North Carolina or any federal law, rule or regulation of the United States of America governing its activities; and


                 (d) Except as otherwise contemplated by the Operative Agreements, the Agent shall not, nor shall it direct the Lessor to, use the proceeds of any Loan for any purpose other than the purchase of the Land, the acquisition, installation and testing of Equipment, the payment of the Transaction Expenses, the construction and testing of Improvements and the payment of interest on the Loans during the period prior to the Basic Term Commencement Date with respect to the Property.


         8.               REPRESENTATIONS AND WARRANTIES ON FUNDING DATES.

         8.1. Representations and Warranties on the Land Closing Date. The Construction Agent and the Lessee hereby represent and warrant as of the Land Closing Date (and on each Land Closing Date in the event the Land is purchased in multiple transactions) as follows (which representations and warranties shall continue until satisfaction of all obligations of the Lessee and the Construction Agent under the Operative Agreements):


                 (a) The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements are true and correct in all material respects on and as of the Land Closing Date as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Land Closing Date;


                 (b) The Land or portion thereof to be acquired is being acquired at a price that is not in excess of fair market value and such Land or portion thereof consists of (i) unimproved Land, or
         (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or will be renovated and/or modified in accordance with the terms of this Agreement and (iii) is located at the location set forth on the applicable Requisition;


                 (c) Upon the acquisition of the Land or portion thereof on the Land Closing Date, and at all times thereafter, the Lessor will have good and marketable fee simple title to such Land, subject only to Permitted Liens;


                 (d) The execution and delivery of each Operative Agreement to which the Construction Agent and/or the Lessee are or is a party on the Land Closing Date and the performance of the obligations of the Construction Agent and the Lessee under each Operative Agreement have been duly authorized by all requisite corporate action of the Construction Agent or the Lessee, as applicable;


                 (e) Each Operative Agreement to which the Construction Agent and/or the Lessee are or is a party on the Land Closing Date has been duly executed and delivered by the Construction Agent and/or the Lessee;


                 (f) Each Operative Agreement to which the Construction Agent and/or the Lessee are or is a party is a legal, valid and binding obligation of the Construction Agent or the Lessee, as applicable, enforceable against the Construction Agent or the Lessee, as applicable, in accordance with its respective terms;


                 (g) No portion of any Land being acquired by the Lessor on the Land Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property or portion thereof is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;


                 (h) The Construction Agent has obtained insurance coverage for the Land or portion thereof being acquired by the Lessor on such Land Closing Date which meet the requirements of the Lease and all of such coverage is in full force and effect;


                 (i) The Land or portion thereof being acquired by the Lessor on such Land Closing Date complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and, subject to such matters as are disclosed in the Environmental Audit, Environmental Laws), except to the extent that failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect;


                 (j) All utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment existing on, or to be constructed after, such Land Closing Date (including without limitation gas, electrical, water and sewage services and facilities) are available at the Land upon which such Improvements exist or will be constructed prior to the Completion Date for the Property;


                 (k)              (1)              The Security Documents
         create, as security for the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, and such security interests and Liens are junior to or subordinate to no other Liens other than the Permitted

         Exceptions. To the extent that the Liens on the portion of the Collateral comprised of real property can be perfected by recordation in the real estate recording office in the Commonwealth of Virginia identified by the Construction Agent or the Lessee, upon recordation of the Mortgage Instrument in such real estate recording office, the Lien created by the Mortgage Instrument shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements subject only to the Permitted Exceptions. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the Commonwealth of Virginia identified by the Construction Agent or the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements; and

                                  (2)              To the extent that the Lien
         created by the Lease on the portion of the Property comprised of real property can be perfected by recordation in the real estate recording office in the Commonwealth of Virginia identified by the Construction Agent or the Lessee, upon recordation of the memorandum of the Lease Agreement in such real estate recording office, the Lien created by the Lease Agreement shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements subject only to the Permitted Exceptions. To the extent that the security interests in the portion of the Property comprised of personal property can be perfected by the filing in the filing offices in the Commonwealth of Virginia or elsewhere identified by the Construction Agent or the Lessee upon filing of the Lessor Financing Statements in such filing offices, a security interest created by the Lease Agreement shall be perfected first priority security interest in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements; and

                 (l) All necessary (or in the reasonable opinion of the Agent, the Holders, the Lessor or any of their respective counsel, advisable) Governmental Action, in each case required by any Law enacted, imposed or adopted on or prior to the date thereof or by any change in facts or circumstances on or prior to the date thereof, shall have been obtained or made and be in full force and effect.

         8.2. Representations and Warranties Upon Initial Construction Advance. The Construction Agent and the Lessee hereby represent and warrant as of the date on which the Initial Construction Advance is made as follows:


                 (a) The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements are true and correct in all material respects on and as of the date of the Initial Construction Advance as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such date;


                 (b) The Lessor has good and marketable fee simple title to the Property, subject only to Permitted Liens;


                 (c)              [INTENTIONALLY OMITTED]


                 (d) All consents, licenses, permits, authorizations, assignments and building permits required as of the date on which such Advance is made by all material Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of the Property with respect to which an Advance is being made have been obtained and are in full force and effect, except to the extent that the failure to so obtain would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;


                 (e) The Construction Agent has obtained insurance covering the Property which meets the requirements of Section 2.6 of the Agency Agreement before commencing construction, repairs or modifications, as the case may be, and such coverage is in full force and effect;


                 (f) The Improvements which are the subject of the Advance, as improved in accordance with the Plans and Specifications, will comply as of the applicable Completion Date with all material Legal Requirements and Insurance Requirements (including without limitation all zoning and land use laws and (except to the extent disclosed in the Environmental Audit) Environmental Laws), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect. The Plans and Specifications have been or will be prepared in all material respects in accordance with all applicable Legal Requirements (including without limitation all applicable (except to the extent disclosed in the Environmental Audit) Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect, and upon completion of such Improvements in accordance with the Plans and Specifications, such Improvements will not encroach in any manner onto any adjoining land (except as permitted by express written easements), such Improvements shall not be subject to any Lien except Permitted Liens and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply as of the applicable Completion Date in all respects with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse

         Effect. Upon completion of such Improvements in accordance with the Plans and Specifications, (i) there will be no material defects to such Improvements including without limitation the plumbing, heating, air conditioning and electrical systems thereof and (ii) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use will be available pursuant to adequate permits (including without limitation any that may be required under applicable Environmental Laws), except to the extent that failure to obtain any such permit would not, individually or in the aggregate, have a Material Adverse Effect. There is no action, suit or proceeding (including without limitation any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of the Lessee or the Construction Agent, overtly threatened which adversely affects the title to, or the use, operation or value of, the Property. No fire or other casualty with respect to the Property has occurred which fire or other casualty has had a Material Adverse Effect. All utilities serving the Property, or proposed to serve the Property in accordance with the Plans and Specifications, are located in (and in the future will be located in) and vehicular access to such Improvements is provided by (or will be provided by), either public rights-of-way abutting the Property or Appurtenant Rights. All licenses, approvals, authorizations, consents, permits (including without limitation building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including without limitation proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the real property underlying such Improvements during the construction of such Improvements and the use and operation of such Improvements following such construction, (ii) the construction of such Improvements in accordance with the Plans and Specifications and the Agency Agreement and (iii) the use and operation of such Improvements following such construction with the applicable Equipment which such Improvements support for the purposes for which they were intended, except to the extent that failure to obtain any such permit would not, individually or in the aggregate, have a Material Adverse Effect, have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such installation and construction or use and operation, as applicable; and


                 (g) All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the initial Advance to the Construction Agent of funds have been substantially satisfied.

         8.3. Representations and Warranties Upon the Date of Each Construction Advance That Is Not the Initial Advance. The Construction Agent and the Lessee hereby represent and warrant as of each date on which a Construction Advance is made, when such Advance is not the Initial Construction Advance, as follows:


                 (a) The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements (including without limitation the representations and warranties set forth in Section 8.2) are true and correct in all material respects on and as of the date of such Construction Advance as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such date;


                 (b) Acquisition, installation and testing of the Equipment and construction of the Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance with all Insurance Requirements and material Legal Requirements, except to the extent noncompliance with any Legal Requirements would not, individually or in the aggregate, have a Material Adverse Effect;


                 (c) All consents, licenses, permits, authorizations, assignments and building permits required as of the date on which such Advance is made by all material Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for the acquisition, installation, testing, ownership, construction, completion, occupancy, operation, leasing or subleasing of the Property have been obtained and are in full force and effect except to the extent the failure to so obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;


                 (d) When completed, the Equipment and the Improvements shall be wholly within any building restriction lines and otherwise in compliance with all Insurance Requirements and applicable Legal Requirements (unless consented to by applicable Government Authorities or to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect), however established; and


                 (e) The Advance is secured by the Liens of the Security Agreement and the Mortgage Instruments, and there have been no Liens against the applicable Equipment or the Improvements or any other portion of the Property since the filing of the UCC Financing Statements and such Mortgage Instruments other than Permitted Liens.

         The Construction Agent and the Lessee further acknowledge that upon the acceptance and use of the funds by the Construction Agent or the Lessee, as the case may be, on behalf of the Lessor that all such representations and warranties remain true and correct on the date of such Advance and that all consents and approvals have been obtained prior to the date of such Advance.

         9.               PAYMENT OF CERTAIN EXPENSES.

         9.1.             Transaction Expenses.  (a)        The Lessor agrees
on the Initial Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Initial Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Initial Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 9.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before the Initial Closing Date, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date after delivery and receipt of the Requisition referenced in Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 9.1(a). The Lessee agrees to timely pay all amounts referred to in this Section 9.1(a) to the extent not paid by the Lessor.

         (a) Assuming no Default or Event of Default shall have occurred and be continuing and only for the period prior to the Basic Term Commencement Date, the Lessor agrees on the Land Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction Expenses including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4, 5.5 and/or 5.6 (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the Commitment Period, all fees, expenses and costs referenced in Sections 9.3(i) or (ii) and all fees referenced in Sections 9.3, 9.4, or 9.6; provided, however, the Lessor shall pay such amounts described in this Section 9.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Land Closing Date, on the date of any Construction Advance or any Completion Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 9.1(b). The Lessee agrees to timely pay all amounts referred to in this Section 9.1(b) to the extent not paid by the Lessor.

         9.2. Brokers' Fees and Stamp Taxes. The Lessee agrees to pay or cause to be paid any brokers, fees and any and all stamp, transfer, general intangible and other similar taxes, fees and excises, if any, including without limitation any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

         9.3. Certain Fees and Expenses. The Lessee agrees to pay or cause to be paid (i) the Advisory Fee payable by Lessee to the Agent; (i) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee, for acting as the owner trustee under the Trust Agreement, (iii) all reasonable costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in entering into the Lease, any Lease Supplement and any future amendments or supplements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Lessor, the Holders, the Construction Agent, the Lessee, or the Agent, (iv) all reasonable costs and expenses incurred by the Lessor, the Holders, the Lenders or the Agent in connection with any exercise of remedies under any Operative Agreement or any purchase of the Property by the Lessee pursuant to Article XX of the Lease and (v) all reasonable costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of the Property, whether or not such transfer or conveyance is ultimately accomplished.

         9.4. Unused Fee. During the Commitment Period, the Lessee agrees to pay to the Agent for the account of (a) the Lenders, respectively, an unused fee (the "Lender Unused Fee") computed at a rate per annum equal to one-quarter of one percent (0.25%) multiplied by the Available Commitment of each Lender during the Commitment Period and (b) the Holders, respectively, an unused fee (the "Holder Unused Fee") computed at a rate per annum equal to one-quarter of one percent (0.25%) multiplied by the then current unfunded portion of the Holder Commitment of each Holder during the Commitment Period. Such Unused Fees shall be calculated on the basis of a year of three hundred sixty (360) days from the actual days elapsed and shall be payable monthly in arrears on each Unused Fee Payment Date. If all or a portion of any such Unused Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR plus two percent (2%) from the date of such non-payment until such amount is paid in full (as well as before judgment).

         9.5.     INTENTIONALLY OMITTED.

         9.6. Administrative Fee. During the Commitment Period, the Lessee agrees to pay the Agent for its own account an administrative fee in the amount of $20,000 per annum (the "Administrative Fee"). Such Administrative Fee shall be payable annually in advance on the Initial Closing Date and on each anniversary thereof and shall be prorated for a partial year. If all or a portion of any such Administrative Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR plus two percent (2%) from the date of such non-payment until such amount is paid in full (as well as before judgment).

         10.              OTHER COVENANTS AND AGREEMENTS.

         10.1. Cooperation with the Construction Agent or the Lessee. The Holders, the Lessor (at the direction of the Holders) and the Agent shall, to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof), at the Construction Agent's or the Lessee's expense cooperate with the Construction Agent or the Lessee in connection with its covenants contained herein including without limitation at any time and from time to time, upon the request of the Construction Agent or the Lessee to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Construction Agent or the Lessee may reasonably request in order to perform such covenants.

         10.2. Covenants of the Owner Trustee and the Holders. Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:


                 (a) Each of the Owner Trustee (both in its trust capacity and in its individual capacity) and the Holders will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property attributable to it; provided, however, that the Owner Trustee and the Holders shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;


                 (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor, shall have agreed to accept such appointment), or the Holders rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Owner Trustee and the Holders hereby agrees with the Lessee and the Agent
         (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement,
         (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;


                 (c) The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed;


                 (d) The Owner Trustee, in its capacity as the Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Agreements;


                 (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;


                 (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

                 (g) The Owner Trustee shall give prompt notice to the Lessee, the Holders and the Agent if the Owner Trustee's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name;


                 (h) Provided that no Lease Default or Lease Event of Default has occurred and is continuing, neither the Owner Trustee nor any Holder shall, without the prior written consent of the Lessee, consent to or permit any amendment, supplement or other modification of the terms and provisions of the Credit Agreement or the Notes;


                 (i) Neither the Owner Trustee nor any Holder shall consent to or permit any amendment, supplement or other modification of the terms and provisions of any Operative Agreement, in each case without the prior written consent of the Agent, subject to the approval of the Majority Lenders, except as described in
         Section 10.5 of this Agreement;


                 (j) The Owner Trustee (i) shall take such actions and shall refrain from taking such actions with respect to the Operative Agreements and/or relating to the Property and shall grant such approvals and otherwise act or refrain from acting with respect to the Operative Agreements and/or relating to the Property in each case as directed in writing by the Agent or, in connection with
         Section 10.5 hereof, the Lessee, notwithstanding any contrary instruction or absence of instruction by any Holder or Holders; and
         (ii) shall not take any action, grant any approvals or otherwise act under or with respect to the Operative Agreements and/or any matters relating to the Property without first obtaining the prior written consent of the Agent (and without regard to any contrary instruction or absence of instruction by any Holder); provided, however, that notwithstanding the foregoing provisions of this subparagraph (j) the Owner Trustee, the Agent and the Holders each acknowledge, covenant and agree that, with respect to all matters under the Operative Agreements that require the consent and/or concurrence of all of the Lenders pursuant to the terms of Section 9.1 of the Credit Agreement (the "Unanimous Vote Matters"), neither the Owner Trustee nor the Agent shall act or refrain from acting with respect to any Unanimous Vote Matter until such party has received the approval of each Lender and each Holder with respect thereto; and

                 (k) The Owner Trustee and the Holders shall at all times maintain the character of the Holder Advances as evidenced by the Certificates and as provided in Section 6.9 of the Trust Agreement.

         10.3.            The Lessee Covenants, Consent and Acknowledgment.


                 (a) The Lessee acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. The Lessee hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each of the Construction Agent and the Lessee shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.


                 (b) The Lessor hereby instructs the Lessee, and the Lessee hereby acknowledges and agrees, that until such time as the Loans are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Holder as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to the Lessor or the Owner Trustee shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 10.7 hereof and (ii) the Lessee shall cause all notices, certificates, financial statements, communications and other information which is delivered, or is required to be delivered, to the Lessor, to also to be delivered at the same time to the Agent and each Holder.


                 (c) The Lessee shall not consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement without, in each case, obtaining the prior written consent of the Agent and, to the extent required by the proviso at the end of Section 10.2(j) hereof, each of the Holders.
         The Lessee acknowledges that the actions of the Owner Trustee are subject to the consent of the Agent as set forth in Section 10.2(j).


                 (d) The Lessee hereby covenants and agrees to cause an Appraisal (in form and substance reasonably satisfactory to the Agent and the Lessor and from an appraiser selected by the Agent and a majority of the Holders) to be issued respecting the Property upon acquisition of the Land as more fully provided in the Lease and thereafter as requested by the Agent and/or a majority of the Holders from time to time but no more frequently than every three (3) years; provided, notwithstanding the foregoing, the Lessee agrees to cause such Appraisals to be issued as requested by the Agent and/or any Holder from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements or other Legal Requirement imposed on the Agent, any Lender and/or any Holder and
         (ii) after the occurrence of an Event of Default. All Appraisals issued after receipt of the initial Appraisal required by Section 10.1(e) shall be deemed "informational" and no minimum valuation of the Property shall be required.


                 (e) The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent and as otherwise expressly specified in the Operative Agreements, any and all payment obligations owing from time to time under the Operative Agreements to the Agent, any Lender or any Holder shall (without further action) be deemed to be (i) obligations payable by the Construction Agent prior to the commencement of the Basic Term for the Property and (ii) Supplemental Rent obligations payable by the Lessee after the commencement of the Basic Term for the Property. Without limitation, such obligations shall include arrangement fees, Administrative Fees, lease consulting fees, structuring fees, participation fees, commitment fees, Unused Fees, prepayment penalties, breakage costs, indemnities, trustee fees and Transaction Expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.


                 (f) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of the Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make available to the Agent (on behalf of the Lessor) any and all personal property components of the Property constituting "goods".


                 (g) The Lessee hereby covenants and agrees that Equipment respecting the Property shall at no time constitute in excess of twelve percent (12%) of the aggregate Advances respecting the Property funded at such time under the Operative Agreements.


                 (h) The Lessee hereby covenants and agrees that the Property Cost for the Property shall not exceed $70,000,000.


                 (i) The Lessee hereby covenants and agrees that it shall give prompt notice to the Lessor, the Holders and the Agent if the Lessee's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at 8180 Greensboro Drive, McLean, Virginia 22102, or if it shall change its name.

         10.4. Sharing of Certain Payments. Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the

Lessee directly to the Agent as more particularly provided in Section 10.3(b) hereof. The Holders, the Agent, the Lenders and the Lessee acknowledge the terms of Section 10.7 of this Participation Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 10.7 of this Participation Agreement. In connection therewith the Holders hereby (a) appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount and (b) acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Lenders and the Majority Holders. The Agent hereby accepts such appointment.

         10.5. Grant of Easements, etc. The Agent and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, and until such time as the Agent gives instructions to the contrary to the Owner Trustee, the Owner Trustee shall, from time to time at the request of the Lessee, in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to the Property including, without limitation, a perpetual easement to the county of Arlington, Virginia respecting a public park facility to be encompassed within the Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of the Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 10.5 (other than the specified easements referenced in clause (i) of this Section 10.5) shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value or use of the Property in any material respect.

         10.6. Appointment by the Agent, the Lenders, the Holders and the Owner Trustee. Except as expressly provided in any Operative Agreement where the Owner Trustee is required to act for or on behalf of the Holders, each Holder and the Owner Trustee hereby designate and appoint the Agent to take actions, exercise powers and perform duties as are expressly delegated to the Agent by the terms of this Agreement (including without limitation provisions of other agreements incorporated herein by reference) and other Operative Agreements with respect to the Lenders and as specifically delegated to the Owner Trustee on behalf of the Holders in any Operative Agreement. For purposes hereof, and except as expressly provided herein to the contrary, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent, each Lender and each Holder as if such Holder were a Lender thereunder. Except as may be expressly provided to the contrary for purposes of the Operative Agreements, outstanding Holder Advances shall be taken into account and treated as Loans for purposes of determining Majority Lenders; provided, however, in any case under the Operative Agreements where the consent of the Holders is expressly required or the Holders are entitled to take any action, such consent shall be given or action taken, whether directly by the Holders or by the Agent (without the requirement that the consent of any Lender be obtained or permission for such action be granted by any Lender); and, provided, further, no amendment to any provision expressly requiring the consent of the Holders or permitting the Holders to take action (whether directly or through the Agent), shall be effective without the written consent of the Holders. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this Section
10.6. The Agent shall provide to each Lender and each Holder copies of all notices received by Agent from the Construction Agent or the Lessee under any Operative Agreement.

         10.7.            Collection and Allocation of Payments and Other
Amounts.   (a)      The Lessee and the Construction Agent have agreed pursuant to the terms of this Participation Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to the Lessor or the Owner Trustee and (ii) each Holder as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 10.7, such amounts received from the Lessee or the Construction Agent and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements.

         (a) Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows:

                 (i) Any such payment or amount identified as or deemed to be Basic Rent shall be applied and allocated by the Agent first, ratably to the Lenders and the Holders for application and allocation to the payment of interest on the Loans and to the payment of accrued Holder Yield with respect to the Holder Advances; and second, if no Default or Event of Default is in effect, any excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in effect, such excess (if any) shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be in effect (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (II) the Maturity Date or the expiration Date, as the case may be (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 10.7(b)(iv) hereof. The Agent shall distribute to (x) the Lenders, ratably based on their respective Commitments, all proceeds of Interest Payment Loans which shall be applied and allocated to the interest on the Loans due and payable prior to the Basic Term Commencement Date and (y) the Holders, based on their respective Holder Commitments, all proceeds of Holder Advances made with respect to the aggregate amount of Holder Yield on the Holder Advances prior to the Basic Term Commencement Date.


                 (ii) If on any date the Agent or the Lessor shall receive any amount in respect of (A) any Casualty or Condemnation pursuant to Section 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Property to the Lessee pursuant to Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Holder Advances, on a pro rata basis, a portion of such amount to be distributed to the Lenders and the Holders, such amount computed (x) in the case of the Loans, based on the ratio of the Loans to the Property Cost and (y) in the case of the Holder Advances, based on the ratio of the Holder Advances to the Property Cost or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 10.7(b)(ii)(A)-(D)in accordance with Section 10.7(b)(iii) hereof.


                 (iii) An amount equal to any payment identified as proceeds of the sale (or lease upon the exercise of remedies) of the Property or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in Section 17.6 of the Lease and any payment in respect of excess wear and tear pursuant to
         Section 22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination Date) shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, ratably to the payment to the Holders of an amount not to exceed the outstanding principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, third, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph
         (iii), ratably to the payment of the principal and interest of the Tranche A Loans then outstanding plus any and all other amounts owing to the Agent and the Lenders hereunder or under any of the other Operative Agreements, and fourth, to the extent moneys remain after application and allocation pursuant to clauses first through third above, to the Owner Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Owner Trustee and the Holders shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders based on the ratio of the outstanding principal balance of the Loans and the outstanding Holder Advances to the aggregate of such outstanding amounts of the Loans and the Holder Advances.


                 (iv) An amount equal to (A) any such payment identified as a payment pursuant to Section 22.1(b) of the Lease or Sections 3.3 or 3.4 of the Agency Agreement (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Property and (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by
         Section 10.7(b)(i) or (iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Property), shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding, second, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, third, to the payment of any other amounts owing to the Agent or the Lenders hereunder or under any of the other Operative Agreement, and fourth, to the extent moneys remain after application and allocation pursuant to clauses first through third above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to the Holders or the Owner Trustee as the Owner Trustee and the Holders shall determine.


                 (v) An amount equal to any such payment identified as Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 10.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 10.7(b)(iv).


                 (vi) The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

                 (b) Upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Owner Trustee hereunder or under any other Credit Document and the payment in full of all amounts owing to the Holders and the Owner Trustee under the Trust Agreement, any moneys remaining with the Agent shall be returned to the Owner Trustee or such other Person or Persons as the Owner Trustee may designate. In the event of an Acceleration it is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 10.7(b) above, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or preserve its security interest therein, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid Administrative Fee).

         11.              CREDIT AGREEMENT AND TRUST AGREEMENT.

         11.1. The Construction Agent's and the Lessee's Credit Agreement Rights. Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Construction Agent, the Lessee and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:


                 (a) the right and obligation (as more specifically described in Section 5.6 hereof) to designate the portion of the Loans on which interest is due and payable for purposes of the definition of "Allocated Interest";


                 (b)              the right to give the notice referred to in
         Section 2.3 of the Credit Agreement, to designate the account to which a borrowing under the Credit Agreement is to be credited pursuant to
         Section 2.3 of the Credit Agreement and to provide the Allocation
         Notice;


                 (c) the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement;


                 (d) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;


                 (e) the right to receive any certificate issued pursuant to Section 2.11(a) of the Credit Agreement;


                 (f) the right to receive any certificate issued pursuant to Section 2.11(b) of the Credit Agreement;

                 (g) the right to receive any payment from a Lender pursuant to Section 2.13(c) of the Credit Agreement;


                 (h) the right to receive any notice and any certificate, in each case issued pursuant to Section 2.14 (a) of the Credit Agreement;


                 (i)              the right to replace any Lender pursuant to
         Section 2.14(b) of the Credit Agreement;


                 (j) the right to approve any successor Agent pursuant to Section 7.9 of the Credit Agreement;


                 (k) the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to
         Section 9.8 of the Credit Agreement; and


                 (l) without limiting the foregoing clauses (a) through (k), and in addition thereto, provided, that no Event of Default then exists, the Construction Agent or the Lessee, as the case may be, shall have the right to exercise any other right of the Owner Trustee under the Credit Agreement upon not less than five (5) Business Days' prior written notice from the Construction Agent or the Lessee, as the case may be, to the Owner Trustee and the Agent.

         11.2. The Construction Agent's and the Lessee's Trust Agreement Rights. Notwithstanding anything to the contrary contained in the Trust Agreement, the Construction Agent, the Lessee, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:


                 (a) the right and the obligation (as more specifically provided in Section 5.6 hereof) to designate the portion of the Holder Advances on which Holder Yield is due and payable for purposes of the definition of Allocated Return in Section 3.1(c) of the Trust Agreement;

                 (b) the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;


                 (c) no removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to Section 9. 1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Construction Agent or the Lessee, as the case may be;


                 (d) the Holders and the Owner Trustee shall not amend, supplement or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Construction Agent or the Lessee, as the case may be, without the prior written consent (not to be unreasonably withheld or delayed) of the Construction Agent or the Lessee, as the case may be; and


                 (e)              the right to replace any Holder pursuant to
         Section 3.9 of the Trust Agreement.

         12.              TRANSFER OF INTEREST.

         12.1. Restrictions on Transfer. Each Lender may assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Section 9.8 of the Credit Agreement. The Holders may not, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement without the prior written consent of the Agent and the Lessee (which consent shall not be unreasonably withheld or delayed). The Owner Trustee may, subject to the Lien of the applicable Security Documents but only
(a) with the prior written consent of the Agent, the Holders (which consent may be withheld by the Agent and/or the Holders in their sole discretion) and (b) (provided, no Default or Event of Default has occurred and is continuing) with the prior written consent of the Lessee (which consent shall not be unreasonably withheld or delayed), directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to the Property, the Lease, the Trust Agreement, this Agreement (including without limitation any right to indemnification thereunder), or any other document relating to the Property or any interest in the Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer the Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for the Property in accordance with the terms and conditions of the Lease.

         12.2. Effect of Transfer. From and after any transfer effected in accordance with this Section 12, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Holder shall remain liable hereunder and under such other documents to the extent that the transferee Holder shall not have assumed the obligations of the transferor Holder thereunder. Upon any transfer by the Owner Trustee, the Lessor, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Lessor, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Lessor", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 12, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

         13.              INDEMNIFICATION.

         13.1. General Indemnity. Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person (by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence, willful misconduct or willful breach of such Indemnified Person or are otherwise solely attributable to acts or events occurring after the expiration of the Lease or after the transfer of the Property to the Lessee or a third party)) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to the Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of
(a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of the Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in the Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreement; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; and (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort.

         If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

         If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnified Person's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim, the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

         The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 13.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

         Notwithstanding the foregoing provisions of this Section 13.1, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider (in its initial notice of the Claim) that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 13.1) exceeds $25,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

         13.2. General Tax Indemnity. (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.


                 (a)              Notwithstanding anything to the contrary in
         Section 13.2(a) hereof, the following shall be excluded from the indemnity required by Section 13.2(a):

                 (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor) by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;


                 (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income or net receipts, except that this clause (ii) shall not apply to (and thus shall not exclude) any such Taxes imposed on an Indemnified Person by the state (or any local taxing authority thereof or therein) in which the Property is located, possessed or used under the Lease; provided, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;


                 (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and


                 (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or wilful misconduct of such Indemnified Person itself (as opposed to gross negligence or wilful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;


         (b) (i) Subject to the terms of Section 13.2(f), the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.


                 (i) In the case of Impositions for which no contest is conducted pursuant to Section 13.2 (f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty
         (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable). In the case of Impositions for which a contest is conducted pursuant to Section 13.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 13.2(f).


                 (ii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the

         Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.


         (c) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of Section 13.2(a) hereof and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to file such report or return)
(A) to the extent required or permitted by and consistent with Legal Requirements, make and file in Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of Section 13.2(a) hereof, provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of
Section 13.2(a) hereof. Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.


         (d) As between the Indemnity Provider on one hand, and the Lessor or the Agent, any Lender or any Holder on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless the Lessor, the Agent, the Lenders and each Holder (without duplication of any indemnification required by Section 13.2(a) hereof) on an After Tax Basis against, any obligation for United States or foreign withholding taxes imposed in respect of the interest payable on the Notes or with respect to Rent payments under the Lease (and, if the Lessor, the Agent, any Lender or any Holder receives a demand for such payment from any taxing authority, the Indemnity Provider shall discharge such demand on behalf of the Lessor, the Agent, such Lender or such Holder); provided, however, that the right of any Lender to make a claim for indemnification under this Section
13.2 (e) is subject to the compliance by such Lender with the requirements of
Section 2.13 of the Credit Agreement.


         (e)              (i)     If a written Claim is made against any
Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim or proceeding without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim or proceeding without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.


                 (i) If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to commence such contest), the Indemnity Provider shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such contest (including without limitation by pursuit of appeals) relating to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider (and the Indemnity Provider shall be obligated) to conduct and control such contest and (B) in the case of any contest, the Indemnified Person may request the Indemnity Provider to conduct and control such contest (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.


                 (ii) The party controlling the contest of any Imposition shall consult in good faith with the noncontrolling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided, that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim by any taxing authority, the contest of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
         13.2 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.


                 (iii) Notwithstanding the foregoing provisions of this Section 13.2, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to contest any Impositions in its own name or that of the Indemnified Person unless
         (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with contesting such Impositions, including without limitation all reasonable legal, accounting and investigatory fees and disbursements, and, if the Indemnified Person has informed the Indemnity Provider (in its initial notice of the Imposition) that it intends to contest such Imposition (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Imposition is an indemnifiable Imposition hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised in any audit involving such Indemnified Person for which the Indemnity Provider may be liable to pay an indemnity under this
         Section 13.2) exceeds $25,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the Imposition that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent tax counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal or an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Default or Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.2, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent tax counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

         14.              MISCELLANEOUS.

         14.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties, obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of the Land to the Owner Trustee, the acquisition of any Equipment, the construction of any Improvements, the Completion of the Property, any disposition of any interest of the Owner Trustee in the Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

         14.2. No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         14.3. Notices. All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

         If to the Construction Agent or the Lessee, to such entity at the following address:

                 LCI International, Inc.
                 8180 Greensboro Drive, Suite 800
                 McLean, Virginia  22102
                 Attention:  John J. Dillon
                 Telephone:  703/848-4490
                 Telecopy:  703/918-4460

         If to the Owner Trustee, to it at the following address:

                 First Security Bank, National Association
                 79 South Main Street
                 Salt Lake City, Utah 84111
                 Attention:  Val T. Orton
                             Vice President
                 Telephone:  (801) 246-5300
                 Telecopy:   (801) 246-5053

         If to the Holders, to each such Holder at the address set forth for such Holder on the signature page of the Trust Agreement.

         If to the Agent, to it at the following address:

                 NationsBank of Texas, N.A.
                 901 Main Street, 64th Floor
                 Dallas, Texas  75202
                 Attention:  Brian D. Corum
                 Telephone:  214/508-0921
                 Telecopy:  214/508-9390

         If to any Lender, to it at the address set forth for such Lender in
         Schedule 1.1 of the Credit Agreement.

         From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

         14.4. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

         14.5. Amendments and Termination. Neither this Agreement nor any of the terms hereof or any other Operative Agreement may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought; provided, notwithstanding the foregoing, to the extent any Operative Agreement contemplates consideration of any issue by (a) the Majority Lenders, then consideration of such issue shall be governed by the judgment of the Majority Lenders or (b) all the Lenders, then consideration of such issue shall be governed by the judgment of all the Lenders. This Agreement may be terminated by an agreement signed in writing by the Owner Trustee, the Holders, the Lessee, the Lenders and the Agent.

         14.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         14.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

         14.8. GOVERNING LAW; WAIVERS OF JURY TRIAL. (a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NORTH CAROLINA AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.


                 (a) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         14.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14.10.           Liability Limited.


                 (a) The Lenders, the Agent, the Lessee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 7.2 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.


                 (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement, the Mortgage Instruments or any of the other Operative Agreements. The Lenders and the Agent agree that, in the event the Agent or any Lender pursues any remedies available to them under the Credit Agreement, the Notes, this Agreement, the Security Agreement, the Mortgage Instruments or under any other Operative Agreement, neither the Lenders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate and the Lessee (with respect to the Lessee's obligations under the Lease, the Participation Agreement and the Agency Agreement); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate in respect of any and all liabilities, obligations and undertakings contained herein, in the Credit Agreement, in the Notes, in the Security Agreement, the Mortgage Instruments or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in this Agreement, the Credit Agreement, the Notes, the Security Agreement, the Mortgage Instruments or any other Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or arising under this Agreement, the Security Agreement, the Mortgage Instruments, the Credit Agreement or any other Operative Agreement or secured by the Security Agreement, the Mortgage Instruments or any other Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): any fraud, gross negligence or willful misconduct on the part of the Lessor or any such Exculpated Person; (iii) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (a) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any Operative Agreement) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (b) except for Excepted Payments, any deposits or any escrows or amounts owed by the Lessee under the Agency Agreement held by the Lessor or (c) except for Excepted Payments, any rents or other income received by the Lessor from the Lessee that are not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and its rights and powers thereunder or to obtain a judgment against the Lessee's interest in the Property or to the extent the Lessee may be personally liable as otherwise contemplated in clauses (ii) and (iii) of this Section.

         14.11. Rights of the Lessee. Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Owner Trustee under the Credit Agreement and the Security Documents and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to the Property. Upon the termination of the Lease pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease and all Lessor Liens in and to the Property then subject to the Lease in the manner so provided in the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

         14.12. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

         14.13. Calculations under Operative Agreements. The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

         14.14. Confidentiality. Each of the Owner Trustee, the Holders, the Agent and the Lenders severally hereby agrees to use reasonable efforts to keep confidential all non-public information pertaining to the Lessee or its Subsidiaries which is provided to it by the Lessee or its Subsidiaries and which an officer of the Lessee or any of its Subsidiaries has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except:


                 (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;


                 (b) to the extent such information is lawfully and independently obtained from a source other than the Lessee or any of its Subsidiaries and such Person neither knows or has reason to know that such information from such source is subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;


                 (c) to counsel, auditors, accountants or agents retained by any such Person or any Affiliates of any such Person provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including without limitation examiners of any Lender, the Agent or the Owner Trustee, any Holder or any Affiliate in the course of examinations of such Persons;


                 (d) in connection with any litigation or the enforcement or preservation of the rights of the Agent, the Owner Trustee, the Lessor, any Lender or any Holder under the Operative Agreements;


                 (e) to the extent required by any applicable statute, rule or regulation or court order (including without limitation by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;


                 (f) the Agent may disclose such information to the Lenders; or


                 (g) to the extent disclosure to other financial institutions or other Persons is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement and/or any Note to such other financial institutions or (ii) assignment by any Holder of interests in the Trust Agreement to another Person; so long as such financial institution or other Person first agrees in writing to hold such information in confidence in accordance with the foregoing provisions of this Section 14.14.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        LCI INTERNATIONAL, INC., as the
                                        Construction Agent and as the Lessee

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, except as expressly stated
                                        herein, but solely as the Owner Trustee
                                        under the Stuart Park Trust

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NATIONSBANK OF TEXAS, N.A., as a
                                        Holder, as a Lender and as the Agent

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        THE BANK OF NEW YORK


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        THE BANK OF NOVA SCOTIA


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        PNC LEASING CORP


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                   EXHIBIT A

                                REQUISITION FORM
      (Pursuant to Sections 4.2 and 5.2 of the Participation Agreement)

         LCI INTERNATIONAL, INC., a Delaware corporation (the "Company") hereby certifies as true and correct and delivers the following Requisition to First Security Bank, National Association, not individually, except as expressly stated in the Participation Agreement (hereinafter defined), but solely as the Owner Trustee under the Stuart Park Trust (the "Lessor"), NationsBank of Texas, N.A., as the initial holder (together with subsequent holders, the "Holders"), NationsBank of Texas, N.A., as the initial lender, (together with subsequent Lenders, the "Lenders") and NationsBank of Texas, N.A., as administrative agent for the Lenders pursuant to the Credit Agreement (the "Agent"):

         Reference is made herein to that certain Participation Agreement dated as of November __, 1996 (as such may be amended from time to time, the "Participation Agreement") among the Company, in its capacity as the Lessee and as the Construction Agent, the Lessor, the Holders, the Lenders and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one:
         ____ INITIAL CLOSING DATE:  ________________
         (three (3) Business Days prior notice required for Advance)

         ____ LAND CLOSING DATE: _________________
         (three (3) Business Days prior notice required for Advance)

         ____ CONSTRUCTION ADVANCE DATE: ______________
         (three (3) Business Days prior notice required for Advance)

15.      Transaction Expenses and other fees, expenses and disbursements under
         Section 9.1(a) or (b) of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any Work, broker's fees, taxes, recording fees and the like (with supporting invoices or closing statement attached):

                 Party to Whom                        Amount Owed
                 Amount is Owed                     (in U.S. Dollars)

                 ------------------------           -----------------------
------
                 ------------------------           -----------------------
------
                 ------------------------           -----------------------
------
                 ------------------------           -----------------------
------



16. Description of Land (which shall be a legal description of the Land in connection with an Advance to pay Land Acquisition Costs and a street address for the Property): See attached Schedule 1


17.      Description of Improvements: See attached Schedule 2


18.      Description of Equipment: See attached Schedule 3


19.      Description of Work: See attached Schedule 4


20. Aggregate Loans and Holder Advances requested since the Initial Closing Date with respect to the Property, including without limitation all amounts requested under this Requisition:

                 $__________________

         In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $_______________ and that the Holders make Holder Advances to the Lessor in the amount of $_____________. The Company hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Available Commitments plus the Available Holder Commitments, (ii) each of the provisions of the Participation Agreement applicable to the Loans and Holder Advances requested hereunder have been complied with as of the date of this Requisition, (iii) no event has occurred as described in Section 3.3(i) or (ii) of the Agency Agreement that would cause the Property not to be completed by the Construction Termination Date, and (iv) the Property will be completed by the Construction Termination Date.

         The Company has caused this Requisition to the executed by its duly authorized officer as of this __________ day of ___________, 19___.

                                        LCI INTERNATIONAL, INC.

                                        By:
                                           ----------------------------
                                        Name:
                                             --------------------------
                                        Title:
                                              -------------------------

                                   SCHEDULE 1

                              Description of Land
                     (Legal Description and Street Address)

                                   SCHEDULE 2

                          Description of Improvements

                                   SCHEDULE 3

                            Description of Equipment

===============================================================================================
   General Description                  Make                  Model               Serial Number
   -------------------                  ----                  -----               -------------
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

===============================================================================================

                                   SCHEDULE 4

                                      Work

               Work Performed for which the Advance is requested:
               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------

                                   EXHIBIT B

                            LCI INTERNATIONAL, INC.

                             OFFICER'S CERTIFICATE

            (Pursuant to Section 5.5 of the Participation Agreement)

LCI INTERNATIONAL, INC. a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

21. The address for the subject Property is _________________ Ballston, Virginia.


22. The Completion Date for the construction of Improvements at the Property occurred on ___________.


23.      The aggregate Property Cost for the Property was $_________.


24. Attached hereto as Schedule I is the detailed, itemized documentation supporting the asserted Property Cost figures.


25. All Improvements have been made in accordance with all applicable Legal Requirements, in a good and workmanlike manner and otherwise in full compliance with the standards and practices of the Company with respect to Company-owned properties and improvements.


26. All Equipment has been acquired, installed and is operational and all Improvements have been made in accordance with all applicable material Legal Requirements in a good and workmanlike manner in accordance with the Plans and Specifications (except to the extent that any deviation from the Plans and Specifications could not reasonably be expected to materially impair the value, utility, economic life or operation of the Property) and otherwise in full compliance with the standards and practices of the Company with respect to Company-owned equipment, properties and additions.


27. All consents, licenses, permits, authorizations, assignments and building permits required as of such date by all material Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of the Property have been obtained and are in full force and effect, except to the extent that the failure to so obtain would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.


28. Attached hereto as Schedule II is the environmental inspection required by Section 10.3 of the Lease.


29. All requirements of the County of Arlington respecting the construction of a public park and the granting of a permanent easement to the County of Arlington or other governmental body respecting the same have been fully complied with, the park has been accepted by the applicable municipal authority and all rights of the County of Arlington and its successors and assigns to cause a reversion of title to all or any portion of the Land have terminated and have been cancelled of record.

Capitalized terms used in this Officer's Certificate and not otherwise defined have the respective meanings ascribed thereto in the Participation Agreement dated as of November __, 19___ among the Company, as the Lessee, NationsBank of Texas, N.A., as the initial Holder and the initial Lender, First Security Bank, National Association, as the Owner Trustee and NationsBank of Texas, N.A., as the Agent.

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ______ day of _____________, 199__.

                                        LCI INTERNATIONAL, INC.

                                        By:
                                           ------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------

                                   Schedule I

         (Itemized Documentation in Support of Asserted Property Cost)

                                  Schedule II

             (Environmental Report Under Section 10.3 of the Lease)

                                   EXHIBIT C

                    [Outside Counsel Opinion for the Lessee]
          (Pursuant to Section 6.1(c) of the Participation Agreement)


                               __________, 19___



TO THOSE ON THE ATTACHED DISTRIBUTION LIST

         Re:     Lease Financing Provided in favor of LCI International, Inc.

Dear Sirs:

We have acted as special counsel to LCI International, Inc., a Delaware corporation (the "Lessee") in connection with certain transactions contemplated by the Participation Agreement dated as of ____________, 1996 (the "Participation Agreement"), among the Lessee, First Security Bank, National Association (the "Owner Trustee"), NationsBank of Texas, N.A., as the initial Holder (together with subsequent holders, the "Holders"), NationsBank of Texas, N.A., as the initial lender, (together with subsequent lenders, the "Lenders"), and NationsBank of Texas, N.A., as the administrative agent for the Lenders (the "Agent"). This opinion is delivered pursuant to Section 6.1(c) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of the Operative Agreements, and such other corporate documents and records of the Lessee, certificates of public officials and representatives of the Lessee as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and

To Those On The Attached Distribution List
_____________. 1996
Page 2


delivery of the Operative Agreements by the parties thereto other than the Lessee; (iii) the genuineness of all signatures (other than the signatures of persons signing on behalf of the Lessee), the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties other than the Lessee have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) the enforceability of the Operative Agreements against all parties thereto other than the Lessee and respecting the opinion set forth below in section (i), First Security Bank, National Association, individually or as the Owner Trustee, as the case may be.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

         1. The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Operative Agreements to which it is a party. The Lessee is duly qualified to do business in all jurisdictions in which its failure to so qualify would materially impair its ability to perform its obligations under the Operative Agreements to which it is a party or its financial position or its business as now and now proposed to be conducted.

         2. The execution, delivery and performance by the Lessee of the Operative Agreements (including the Guaranty) to which it is a party have been duly authorized by all necessary corporate action on the part of the Lessee and the Operative Agreements to

To Those On The Attached Distribution List
_____________. 1996
Page 2


which the Lessee is a party have been duly executed and delivered by the Lessee.

         3. The Operative Agreements (including the Guaranty) to which the Lessee is a party constitute valid and binding obligations of the Lessee enforceable against the Lessee in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors, rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         4. The execution and delivery by the Lessee of the Operative Agreements (including the Guaranty) to which it is a party and compliance by the Lessee with all of the provisions thereof do not and will not
(i) contravene the provisions of, or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its property under, its Articles of Incorporation or By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which the Lessee is a party or by which it or any of its property may be bound or affected, or (ii) contravene any Laws or any order of any Governmental Authority applicable to or binding on the Lessee.

         5. No Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Lessee of any of the Operative Agreements to which it is a party or for the acquisition, ownership, construction and completion of the Property, except for those which have been obtained.

         6. Except as set forth on Schedule 1 hereto, there are no actions, suits or proceedings pending or to our knowledge, threatened against the Lessee in any court or before any

To Those On The Attached Distribution List
_____________. 1996
Page 2


Governmental Authority, that concern the Property or the Lessee's interest therein or that question the validity or enforceability of any Operative Agreement to which the Lessee is a party or the overall transaction described in the Operative Agreements to which the Lessee is a party.

         7. Neither the nature of the Property, nor any relationship between the Lessee and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Agreements to which the Lessee is a party is such as to require any approval of stockholders of, or approval or consent of any trustee or holders of indebtedness of, the Lessee, except for such approvals and consents which have been duly obtained and are in full force and effect.

        8. The Security Documents which have been executed and delivered as of the date of this opinion create, for the benefit of the Agent, the security interests in the Collateral described therein which by their terms such Security Documents purport to create. The Mortgage Instruments and UCC fixture filings relating thereto (attached hereto as Schedules 2 and 3, respectively) are in proper form for recording and/or filing with the offices of the county clerks where the Property is located. Upon filing of each Mortgage Instrument and UCC fixture filing in such offices, the Agent will have a valid, perfected lien and security interest in the portion of the Collateral described in such Mortgage Instrument or UCC fixture filing to the extent such Collateral is comprised of real property and/or fixtures. The UCC financing statements relating to the other Security Documents (attached hereto as Schedule 4) are in proper form for recording and/or filing with the offices of
(i) the county clerks where (A) the principal place of business of the Lessee is located and (B) the Property is located and (ii) the Secretary of State where (A) the principal place of business of the Lessee is located and (B) the Property is located. Upon filing of such UCC-1 financing statements in such offices, the Agent will have a valid, perfected

To Those On The Attached Distribution List
_____________. 1996
Page 2


lien and security interest in that portion of the Collateral which can be perfected by such filing under Article 9 of the UCC.

         9. The Operative Agreements to which First Security Bank, National Association, individually or as the Owner Trustee, is a party constitute valid and binding obligations of such party and are enforceable against First Security Bank, National Association, individually or as the Owner Trustee, as the case may be, in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors, rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         10. The execution and delivery by First Security Bank, National Association, individually or as the Owner Trustee, as the case may be, of the Operative Agreements to which it is a party and compliance by First Security Bank, National Association, individually or as the Owner Trustee, with all of the provisions thereof do not and will not contravene any law, rule or regulation of the Commonwealth of Virginia or the State of North Carolina.

         11. The issuance, sale and delivery of the Notes and the issuance and delivery of the Certificates under the circumstances contemplated by the Participation Agreement do not, under existing law, require registration of the Notes or the Certificates being issued on the date hereof under the Securities Act of 1933, as amended, or the qualification of the Loan Agreement under the Trust Indenture Act of 1939, as amended.

         12. By reason of their participation in the transaction contemplated under the Operative Agreements, none of the Agent, the Lenders, the Holders or the Owner Trustee has to (a) qualify as a foreign corporation in the Commonwealth of Virginia or the State of North Carolina, (b) file any application or any designation for service of process in the Commonwealth of Virginia

To Those On The Attached Distribution List
_____________. 1996
Page 2


or the State of North Carolina or (c) pay any franchise, income, sales, excise, stamp or other taxes of any kind to the Commonwealth of Virginia or the State of North Carolina.

         13. The provisions in the Operative Agreements concerning Rent, interest, fees, prepayment premiums and other similar charges do not violate the usury laws or other similar laws regulating the use or forbearance of money of the Commonwealth of Virginia or the State of North Carolina.

         14. Title to the Property may be held in the name of the Owner Trustee as follows: First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Stuart Park Trust.

         15. If the transactions contemplated by the Operative Agreements are characterized as a lease transaction by a court of law of competent jurisdiction in the Commonwealth of Virginia, the Lease and the forms of Lease Supplement are in form sufficient under the laws of the Commonwealth of Virginia to demise to the Lessee a valid leasehold interest in the Property. The forms of Memoranda of Lease, when recorded with the recording offices of the respective county clerks for the counties where the Property is to be located, will have been filed or recorded in all public offices in the Commonwealth of Virginia in which filing or recording is necessary to provide constructive notice of the Lease to third Persons and to establish of record the interest of the Lessor thereunder as to the Property appropriately described in such Memoranda of Lease.

         16. If the transactions contemplated by the Operative Agreements are characterized as a loan transaction by a court of competent jurisdiction in the Commonwealth of Virginia, the combination of the Deeds relating to the Property described in the Lease Supplements, the Lease and such Lease Supplements (and the other Operative Agreements incorporated therein by reference) are sufficient under the laws of such states to create a valid,

To Those On The Attached Distribution List
_____________. 1996
Page 2


perfected lien or security interest in such Property, enforceable as a mortgage, and, when the Deeds and the Memoranda of Lease relating to such Property have been recorded with the recording offices of the respective county clerks for the counties where the Property are located, such documents will have been filed or recorded in all public offices in the Commonwealth of Virginia in which filing or recording is necessary to perfect the lien of the Lessor thereunder to the extent that such Property constitutes real property.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the Commonwealth of Virginia, and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, NationsBank of Texas, N.A., as the Agent, the Holders, the Lenders, First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Stuart Park Trust and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                        Very truly yours,

                                        [LESSEE'S OUTSIDE COUNSEL]

                              Distribution List


NationsBank of Texas, N.A., as the Agent, a Holder and a Lender

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Stuart Park Trust.

The Industrial Bank of Japan, a Holder and a Lender

The Bank of New York, a Holder and a Lender

The Bank of Nova Scotia, a Holder and a Lender

PNC Leasing Corp, a Holder and a Lender

The First National Bank of Chicago, a Holder and a Lender

                                   SCHEDULE 1

                                  (Litigation)

                                   SCHEDULE 2

                             (Mortgage Instruments)

                                   SCHEDULE 3

                             (UCC Fixture Filings)

                                   SCHEDULE 4

                           (UCC Financial Statements)

                                   EXHIBIT D

                            LCI INTERNATIONAL, INC.

                             OFFICER'S CERTIFICATE
          (Pursuant to Section 6.1(g) of the Participation Agreement)

         LCI INTERNATIONAL, INC., a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

         30. Each and every representation and warranty of the Company contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.


         31. No Default or Event of Default has occurred and is continuing under any Operative Agreement.


         32. Each Operative Agreement to which the Company is a party is in full force and effect with respect to it.


         33. The Company has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of November __, 1996 among the Company, as the Lessee, NationsBank of Texas, N.A., as the initial holder (together with subsequent holders, the "Holders"), NationsBank of Texas, N.A., as initial lender, (together with subsequent lenders, the "Lenders") and NationsBank of Texas, N.A., as administrative agent for the Lenders pursuant to the Credit Agreement (the "Agent").

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of November, 1996.

                                        LCI INTERNATIONAL, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                   EXHIBIT E

                            LCI INTERNATIONAL, INC.

                             OFFICER'S CERTIFICATE
          (Pursuant to Section 6.1(h) of the Participation Agreement)

         LCI INTERNATIONAL, INC., a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

34. Attached hereto as Schedule I is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on November __, 1996. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.


35. Attached hereto as Schedule II is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of the State of Delaware. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.


36. Attached hereto as Schedule III is a true, correct and complete copy of the By-laws of the Company. Such By-laws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.


37. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

         Name            Office             Signature
         ----            ------             ---------

   --------------     -------------      ---------------

   --------------     -------------      ---------------

   --------------     -------------      ---------------

   --------------     -------------      ---------------

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ______ day of November, 1996.

                                        LCI INTERNATIONAL, INC.

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                                   SCHEDULE I

                               BOARD RESOLUTIONS

                                  SCHEDULE II

                           ARTICLES OF INCORPORATION

                                  SCHEDULE III

                                    BY-LAWS

                                   EXHIBIT F

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                             OFFICER'S CERTIFICATE
          (Pursuant to Section 6.2(d) of the Participation Agreement)

        FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (except with respect to paragraph 1 below, to the extent any such representations and warranties are made in its individual capacity) but solely as the owner trustee under the Stuart Park Trust (the "Owner Trustee"), DOES HEREBY CERTIFY as follows:

38. Each and every representation and warranty of the Owner Trustee contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.


39. Each Operative Agreement to which the Owner Trustee is a party is in full force and effect with respect to it.


40. The Owner Trustee has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of November __, 1996 among LCI International, Inc., as the Lessee, NationsBank of Texas, N.A., as the initial holder (together with subsequent holders, the "Holders"), NationsBank of Texas, N.A., as the initial lender, (together with subsequent lenders, the "Lenders") and NationsBank of Texas, N.A., as administrative agent for the Lenders pursuant to the Credit Agreement (the "Agent").

IN WITNESS WHEREOF, the Owner Trustee has caused this Officer's Certificate to be duly executed and delivered as of this ____ day of November, 1996.

                                        FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, except as expressly stated
                                        herein, but solely as the Owner Trustee
                                        under the Stuart Park Trust

                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

EXHIBIT G

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                             OFFICER'S CERTIFICATE
          (Pursuant to Section 6.2(e) of the Participation Agreement)

                       CERTIFICATE OF ASSISTANT SECRETARY


        I, __________________, Senior Vice President and a duly elected and qualified Assistant Secretary of the Board of Directors of First Security Bank, National Association (the "Association"), hereby certify as follows:

        1. The Association is a National Banking Association duly organized, validly existing and in good standing under the laws of the United States. With respect thereto the following is noted:

        1. Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., the Comptroller of the Currency charters and exercises regulatory and supervisory authority over all National Banking Associations;

        2. On December 9, 1881, the First National Bank of Ogden, Utah was chartered as a National Banking Association under the laws of the United States and under Charter No. 2597;

        3. On October 2, 1922, in connection with a consolidation of The First National Bank of Ogden, Ogden, Utah, and The Utah National Bank of Ogden, Ogden, Utah, the title was changed to "The First & Utah National Bank of Ogden"; on January 18, 1923, The First & Utah National Bank of Ogden changed its title to "First Utah National Bank of Ogden"; on January 19, 1926, the title was changed to "First National Bank of Ogden"; on February 24, 1934, the title was changed to "First Security Bank, National Association"; and

         4. Security Bank, National Association, Ogden, Utah, continues to hold a valid certificate to do business as a National Banking Association.

         2. The Association's Articles of Association, as amended, are in full force and effect, and a true, correct and complete copy is attached hereto as Exhibit A and incorporated herein by reference. Said Articles were last amended October 20, 1975, as required by law on notice at a duly called special meeting of the shareholders of the Association.

         3. The Association's By-Laws, as amended, are in full force and effect; and a true, correct and complete copy is attached hereto as Exhibit B and incorporated herein by reference. Said ByLaws, still in full force and effect, were adopted September 17, 1942, by resolution, after proper notice of consideration and adoption of By-Laws was given to each and every shareholder, at a regularly called meeting of the Board of Directors with a quorum present.

         4. Pursuant to the authority vested in it by an Act of Congress approved December 23, 1913 and known as the Federal Reserve Act, as amended, the Federal Reserve Board (now the Board of Governors of the Federal Reserve System) has granted to the Association now known as "First Security Bank, National Association" of Ogden, Utah, the right to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with National Banks are permitted to act under the laws of the State of Utah; and under the provisions of applicable law, the authority so granted remains in full force and effect.

         5. Pursuant to authority vested by Act of Congress (12 U.S.C. 92a and 12 U.S.C. 481, as amended) the Comptroller of the Currency has issued Regulation 9, as amended, dealing, in part, with the Fiduciary Powers of National Banks, said regulation providing in subparagraph 9.7(a)(1-2):

         (a) The board of directors is responsible for the proper exercise of fiduciary powers by the Bank. All matters pertinent thereto, including the determination of policies, the investment and disposition of property held in fiduciary capacity, and the direction and review of the actions of all officers, employees, and committees utilized by the Bank in the exercise of its fiduciary powers, are the responsibility of the board. In discharging this responsibility, the board of directors may assign, by action duly entered in the minutes, the administration of such of the Bank's fiduciary powers as it may consider proper to assign to such directors), officer(s), employee(s) or committee(s) as it may designate.

         (b) No fiduciary account shall be accepted without the prior approval of the board, or of the director(s), officer(s), or committee(s) to whom the board may have designated the performance of that responsibility.

        6. A Resolution relating to Exercise of Fiduciary Powers was adopted by the Board of Directors at a meeting held July 26, 1994 at which time there was a quorum present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Exhibit C and incorporated herein by reference.

        7. A Resolution relating to the Designation of officers and Employees to Exercise Fiduciary Powers was adopted by the Trust Policy Committee at a meeting held February 7, 1996 at which time a quorum was present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Exhibit D and is incorporated herein by reference.

        8. Attached hereto as Exhibit E and incorporated herein by reference, is a listing of facsimile signatures of persons authorized (herein "Authorized Signatory or Signatories") on behalf of the Association and its Trust Group to act in exercise of its fiduciary powers subject to the resolutions in Paragraphs 6 and 7, above.

        9. The principal office of the First Security Bank, National Association, Trust Group and of its departments, except for the St. George, Utah, Ogden, Utah, and Provo, Utah, branch offices, is located at 79 South Main Street, Salt Lake City, Utah 84111 and all records relating to fiduciary accounts are located at such principal office of the Trust Group or in storage facilities within Salt Lake County, Utah, except for those of the Ogden, Utah, St. George, Utah, and Provo, Utah, branch offices, which are located at said office.

        10. Each Authorized Signatory (i) is a duly elected or appointed, duly qualified officer or employee of the Association; (ii) holds the office or job title set forth below his or her name on the date hereof;
(iii) and the facsimile signature appearing opposite the name of each such officer or employee is a true replica of his or her signature.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Association this ___ day of November, 1996.



(SEAL)


                                  -------------------------
                                  -------------------------
                                  -----------Vice President
                                  Assistant Secretary

                                           (Attached to Certificate of Assistant
                                               Secretary of First Security Bank,
                                                           National Association)
                                   EXHIBIT A

                            ARTICLES OF ASSOCIATION

                                           (Attached to Certificate of Assistant
                                               Secretary of First Security Bank,
                                                           National Association)
                                   EXHIBIT B

                                    BY-LAWS

                                           (Attached to Certificate of Assistant
                                               Secretary of First Security Bank,
                                                           National Association)
                                   EXHIBIT C

                             RESOLUTION RELATING TO
                          EXERCISE OF FIDUCIARY POWERS

                                           (Attached to Certificate of Assistant
                                               Secretary of First Security Bank,
                                                           National Association)
                                   EXHIBIT D

                           RESOLUTION RELATING TO THE
                     DESIGNATION OF OFFICERS AND EMPLOYEES
                          TO EXERCISE FIDUCIARY POWERS

                                           (Attached to Certificate of Assistant
                                               Secretary of First Security Bank,
                                                           National Association)
                                   EXHIBIT E

                      AUTHORIZED SIGNATORY OR SIGNATORIES

                                   EXHIBIT H

                 [The Owner Trustee's Outside Counsel Opinion]
                       (Pursuant to Section 6.2(f) of the
                            Participation Agreement)

                               ___________, 1996

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

Re:  Trust Agreement dated as of November __, 1996

Dear Sirs:

We have acted as special counsel for First Security Bank, National Association, a national banking association, in its individual capacity ("FSB") and in its capacity as trustee (the "Owner Trustee") under the Trust Agreement dated as of November, 1996 (the "Trust Agreement") by and among it, NationsBank of Texas, N.A. (together with subsequent holders, the "Holders"), in connection with the execution and delivery by the Owner Trustee of the Operative Agreements to which it is a party. Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement dated as of November __, 1996 (the "Participation Agreement") by and among LCI International, Inc., First Security Bank, National Association, in its individual capacity as expressly set forth therein and otherwise as the Owner Trustee and NationsBank of Texas, N.A., as the Agent, the initial Holder (together with subsequent holders, the "Holders") and the initial Lender (together with subsequent lenders, the "Lenders").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

         11. FSB is a national banking association duly organized, validly existing and in good standing under the laws of

         United States of America and each of FSB and the Owner Trustee has under the laws of the State of Utah and federal banking law the power and authority to enter into and perform its obligations under the Trust Agreement and each other Operative Agreement to which it is a party.

         12. The Owner Trustee is the duly appointed trustee under the Trust Agreement.

         13. Trust Agreement has been duly authorized, executed and delivered by one (1) of the officers of FSB and, assuming due authorization, execution and delivery by the Holders, is a legal, valid and binding obligation of the Owner Trustee (and to the extent set forth therein, against FSB), enforceable against the Owner Trustee (and to the extent set forth therein, against FSB) in accordance with its terms, and the Trust Agreement creates under the laws of the State of Utah for the Holders the beneficial interest in the Trust Estate it purports to create and is a valid trust under the laws of the State of Utah.

         14. The Operative Agreements to which it is party have been duly authorized, executed and delivered by FSB, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of FSB, enforceable against FSB in accordance with their respective terms.

         15. The Operative Agreements to which it is party have been duly authorized, executed and delivered by the Owner Trustee, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms. The Notes and the Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and the Certificates are entitled to the benefits and security afforded by the Trust Agreement in accordance with its terms and the terms of the Trust Agreement.

         16. The execution and delivery by each of FSB and the Owner Trustee of the Trust Agreement and the Operative Agreements to which it is a party, and compliance by FSB or the Owner Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Laws applicable to or binding on FSB, or as the Owner Trustee, or contravene the provisions of, or constitute a default under, its charter documents or by-laws or, to our knowledge after due inquiry, any indenture, mortgage contract or other agreement or instrument to which FSB or the Owner Trustee is a party or by which it or any of its property may be bound or affected.

         17. The execution and delivery of the Operative Agreements by each of FSB and the Owner Trustee and the performance by each of FSB and the Owner Trustee of their respective obligations thereunder does not require on or prior to the date hereof the consent or approval of, the giving of notice to, the registration or filing with, or the taking of any action in respect of any Governmental Authority or any court.

         18. Assuming that the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Section 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Agent, the Lenders, the Lessee or the Holders, as the case may be, of the Operative Agreements or in connection with the acquisition of the Property by the Owner Trustee or in connection with the making by any Holder of its investment in the Trust or its acquisition of the beneficial interest in the Trust Estate or in connection with the issuance and acquisition of the Certificates, or the Notes, and neither the Owner Trustee, the Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement.

         19. There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates, Notes or the beneficial interests in the Trust Estate, by reason of the creation of the trust under the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement within the State of Utah.

         20. Upon the filing of the financing statement on form UCC-1 in the form attached hereto as Exhibit A with the ___________, the Agent's security interest in the Trust Estate, for the benefit of the Lenders, will be perfected, to the extent that such perfection is governed by Article 9 of the Uniform Commercial Code as in effect in the State of Utah (the "Utah UCC").

Your attention is directed to the Utah UCC, which provides, in part, that a filed financing statement which does not state a maturity date or which states a maturity date of more than five (5) years is effective only for a period of five (5) years from the date of filing, unless within six (6) months prior to the expiration of said period a continuation statement is filed in the same office or offices in which the original statement was filed. The continuation statement must be signed by the secured party, identify the original statement by file number and state that the original statement is still effective. Upon the timely filing of a continuation statement, the effectiveness of the original financing statement is continued for five (5) years after the last date to which the original statement was effective. Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original statement.

The opinions set forth in paragraphs 3 and 4 above are subject to the qualification that enforceability of the Trust Agreement and the other Operative Agreements to which the Owner Trustee is a party, in accordance with their respective terms, may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors, rights generally.

We are attorneys admitted to practice in the State of Utah and in rendering the foregoing opinions we have not passed upon, or purported to pass upon, the laws of any jurisdictions other than the State of Utah and the federal banking law governing the banking and trust powers of FSB.

This opinion is for the sole benefit of LCI International, Inc., NationsBank of Texas, N.A, as the Agent, the Lenders, the Holders, FSB, not individually, but solely as the Owner Trustee under the Stuart Park Trust and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                   Very truly yours,

                                   (Name of the Owner Trustee's
                                   Outside Counsel]

                               Distribution List

NationsBank of Texas, N.A., as the Agent, a Holder and a Lender

LCI International, Inc.

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Stuart Park Trust

The Lenders

The Holders

                                  EXHIBIT I

                      [Description of Material Litigation]
          (Pursuant to Section 7.3(d) of the Participation Agreement)


                                      NONE

                                   EXHIBIT J

                         SKIDMORE, OWINGS & MERRILL LLP

                            ARCHITECT'S CERTIFICATE

          (Pursuant to Section 5.3(q) of the Participation Agreement)

        Skidmore, Owings & Merrill LLP, a New York Limited Liability Partnership (the "Company") DOES HEREBY CERTIFY as follows:

21. The Company has served as architect in connection with the preparation of, and has prepared (or will prepare), architectural plans and specifications (collectively, the "Plans and Specifications") for a project consisting of the construction of an office tower of approximately 306,000 square feet together with an approximately 620-space underground parking garage (the "Intended Use") located on approximately half of a city block bounded by Fairfax Drive, Taylor Street and Stuart Street in Arlington County, Virginia. The Company has performed, or will perform, certain specified architectural design work in connection with the development of the project pursuant to that certain contract to be executed by and between the Company and LCI International (the "Contract"). Pursuant to the Contract, the Company will act as the architect during the development of the Project.


22. The Plans and specifications provide, or will provide, for the construction referred to above, which, when completed in conformity with the Construction Contract Documents, which include the Plans and Specifications, will comply with the requirements of applicable laws of governmental authorities having jurisdiction thereof including zoning, land use and applicable codes and regulations of municipal and county authorities including, the Site Plan Amendment #256 approved August 3, 1996, by the Arlington County Board and attached hereto as Exhibit A (the "1996 Site Plan Approval"). We are not aware of any fact or circumstance which would preclude the issuance of permits required by any applicable governmental authority, including those required under or in connection with the 1996 Site Plan Approval in order to permit the development and construction of the Project in a timely manner. Based on our knowledge, information and belief, there are no facts or issues outstanding with respect to the construction of the Project in accordance with the 1996 Site Plan Approval and Plans and Specifications which would cause any material delay or otherwise impair the issuances of all applicable permits for the construction of the Project in a timely manner or which would materially impair or delay construction of the Project in a timely manner.


23. The Plans and Specifications have been (or will be) prepared in accordance with the standards of sound architectural practice and same will specify that only new materials will be utilized. If completed in accordance with the Plans and Specifications, the Project is expected to be of sound structure and constructed for its Intended Use.


24. It is our opinion that, upon completion of the Project in conformity with the Plans and Specifications, all applicable permits, licenses, and certificates of occupancy to permit the use and operation of the Project for its Intended Use will be obtainable.


25. We are not informed of, and have no knowledge of, any outstanding violations of any applicable law, rules, regulations, or ordinances with respect to the Project.


26. The requirements for parking and building setback lines are governed by the 1996 Site Plan Approval, and the Plans and Specifications will comply therewith. The Drawings and Specifications indicate ingress and egress to the Project from Fairfax Drive and Taylor Streets, which is (are) dedicated to public use and accepted for maintenance by Arlington County.


27. It is our understanding that there exists a requirement to provide twelve (12) parking spaces within the Project to First Virginia Bank, which is located on adjacent property. This requirement is within the contemplation of the Plans and

         Specifications and said Plans and Specifications for the Project will provide for the required parking spaces as part of the parking required by the 1996 Site Plan Approval.


28. If completed in accordance with the Plans and Specifications, the Project will comply with all lot area, height, floor area and bulk, front, rear and side yard setbacks, and parking requirements of zoning ordinances and other requirements of applicable governmental authorities which apply to the Project, standing alone, separate and distinct from any adjacent or contiguous parcel.


29. If completed in accordance with the Plans and Specifications, satisfactory methods of vehicular and pedestrian access to, and egress from, the Project and adjoining or nearby public ways will be available, sufficient to meet the reasonable needs of the Project's Intended Use and all applicable requirements of public authorities.


30. To the undersigned's best knowledge, the Plans and Specifications do not incorporate any asbestos, PCB's, ureaformaldehyde, radioactive material, or other toxic or hazardous wastes, materials, or product, as defined in federal, state, or local laws and regulations.

         This statement is made to the best of our professional knowledge, information and belief as registered Architects and is based on observation and other information available to us at the time our services were rendered and you may share this conclusion with your lenders as needed as the project progresses with the proviso that it is made according to our current level of information and knowledge of your requirements.

         IN WITNESS WHEREOF, the Company has caused this Architect's Certificate to be duly executed and delivered as of this ________ day of ______________, 199____.


                                        -------------------------------------
                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

                                   VIKA, INC.

                             ENGINEER'S CERTIFICATE

VIKA, Inc., A Maryland Corporation (the "Company") DOES HEREBY CERTIFY as follows:

31. The company has served as civil engineer in connection with the preparation of and has provided engineering drawings, (collectively, the "Plans and Specifications") for a project consisting of the construction of an office tower of approximately 306,000 square feet together with an approximately 620-space underground parking garage (the "Intended Use") located on approximately half of a city block bounded by North Fairfax Drive, North Taylor Street and North Stuart Street in Arlington County, Virginia. The Company has performed, or will perform, certain specified engineering work in connection with the development of the project pursuant to that certain contract to be executed by and between the Company and LCI International (the "Contract"). Pursuant to the Contract, the Company will act as the civil engineer during the development of the project.


32. The Plans and Specifications will comply with the requirements of applicable laws of governmental authorities having jurisdiction thereof, including zoning, land use and other applicable codes and regulations, including, the Site Plan Amendment #256 approved, August 3, 1996, by the Arlington County Board. Based upon our knowledge, information and belief, there are no facts or issues outstanding with respect to the construction of the Project in accordance with the 1996 Site Plan Approval and Plans and Specifications which would cause any material delay or otherwise impair the issuances of all applicable permits for the construction of the project in a timely manner or which would materially impair or delay construction of the project in a timely manner.


33. The Plans and Specifications have been (or will be) prepared in accordance with the standards of sound engineering practice.

34. We are not informed of, and have no knowledge of any outstanding violations of any applicable law, rules, regulations, or ordinances with respect to the Project.

35. If completed in accordance with the Plans and Specifications, the Project will comply with all the lot area, height, floor area and bulk, front, rear and side yard setbacks, and parking requirements of zoning ordinances and other requirements of applicable governmental authorities which apply to the Project, standing alone, separate and distinct from any adjacent or contiguous parcel.


36.      The Plans and Specifications require the following utilities:

         a.      Electricity
         b.      Telephone
         c.      Water
         d.      Sewer
         e.      Storm Sewer

37. We have confirmed that all such utilities are available to the boundaries of the project and in a proper location and in sufficient size to adequately serve the project upon completion of the construction and service to the project will be obtained.


38. The survey prepared by the Company dated August, 1996 and last revised on October 31, 1996 has been reviewed and based on said survey and review of the site, there are no structures or utility lines on the site of the project including, but not limited to, existing sanitary sewer and storm sewer lines and existing structures such as timber planters which will materially interfere with the construction of improvements at the site of the project.


39. Upon completion of the project and in accordance with plans and specifications, design conditions are such that no drainage of surface or other water across the property of others, or over the site of the Project from land of others, is called for or indicated by the Plans and Specifications or required for the Project.

         IN WITNESS WHEREOF, The Company has caused this Engineer's Certificate to be duly executed and delivered this 15th day of November, 1996.


BY:
   --------------------------------------
NAME:
     ------------------------------------
TITLE:
      -----------------------------------

                                   EXHIBIT K

                               [Form of Mortgage]
          (Pursuant to Section 5.3(m) of the Participation Agreement)

                                   EXHIBIT L

                          [Form of Security Agreement]
          (Pursuant to Section 5.3(m) of the Participation Agreement)

--------------------------------------------------------------------------------
                                   Appendix A
                         Rules of Usage and Definitions
--------------------------------------------------------------------------------
                                              40.  Rules of Usage

        The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

                 1. Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.


                 2. Except as otherwise expressly provided, references in any document to articles, sections paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.


                 3. The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.


                 4. References to any Person shall include such Person, its successors and permitted assigns and transferees.


                 5. Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.


                 6. Except as otherwise expressly provided, references to any law includes any amendment or modification to such law





                                   Appendix-1
        and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.


                 7. When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                 (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                 9. References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.


                 10. Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.


                 11. Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

                                        41.     Definitions

        "ABR" shall mean, for any day, a rate per annum equal to the greater of
(a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one half of one percent (0.5%). For purposes hereof: "Prime Lending Rate" shall mean the rate which the Agent announces from





                                   Appendix-2
time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

        "ABR Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the ABR.

        "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

        "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

        "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "acquire" or "purchase" shall mean, with respect to the Property, Land or any portion thereof, the acquisition or purchase of the Property, Land or any portion thereof by the Lessor from any Person.





                                   Appendix-3

        "Acquisition Advance" shall have the meaning given to such term in
Section 5.3 of the Participation Agreement.

        "Acquisition Loan" shall mean any Loan made in connection with an Acquisition Advance.

        "Administrative Fee" shall mean an administration fee payable to the Agent pursuant to Section 9.6 of the Participation Agreement.

        "Advance" shall mean a Construction Advance or an Acquisition Advance.

        "Advisory Fee" shall mean the Lease Advisory Fee payable by the Lessee to the Agent for services rendered by the Agent respecting the Lease.

        "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including without limitation, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

        "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients (less any tax savings realized as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

        "Agency Agreement" shall mean the Agency Agreement, dated as of the Initial Closing Date between the Construction Agent and the Lessor.





                                   Appendix-4

        "Agency Agreement Event of Default" shall mean an "Event of Default" as defined in Section 5.1 of the Agency Agreement.

        "Agent" shall mean NationsBank of Texas, N.A., as administrative agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, for the Lenders and the Holders, to the extent of their interests.

        "Allocated Interest" shall mean with respect to the period the Property is a Construction Period Property for which the Basic Term has not commenced, as of any Scheduled Interest Payment Date, the amount of interest due and payable on such date with respect to a portion of the Loans (which portion shall be designated by the Borrower by written notice (the "Allocation Notice") to the Agent) having an aggregate principal amount equal to the Construction Loan Property Cost of the Property as of such date.

        "Allocated Return" shall mean, as of any Scheduled Interest Payment Date with respect to the period the Property is a Construction Period Property for which the Basic Term has not commenced, the amount of Holder Yield due and payable on such date with respect to a portion of the Holder Advances (which portion shall be designated by the Owner Trustee by written notice to the Holders) having an aggregate stated amount equal to the Holder Property Cost of the Property as of such date.

        "Allocation Notice" shall have the meaning given to such term in the definition of "Allocated Interest."

        "Applicable Percentage" shall mean with respect to the applicable Level Status, the applicable rate per annum set forth opposite such Level Status:



--------------------------------------------------------------------------------
                                                              Applicable
             Level Status                                     Percentage
                                                                 for
                                                           Eurodollar Loans
--------------------------------------------------------------------------------






                                   Appendix-5

--------------------------------------------------------------------------------
  Level I Status                                                 0.675%
--------------------------------------------------------------------------------
  Level II Status                                                0.925%
--------------------------------------------------------------------------------
  Level III Status                                               1.175%
--------------------------------------------------------------------------------
  Level IV Status                                                1.300%
--------------------------------------------------------------------------------
  Level V Status                                                 1.550%
--------------------------------------------------------------------------------

Changes in the Applicable Percentage resulting from changes in the Level Status shall be made by the Agent three (3) Business Days following receipt by the Agent of quarterly or annual financial statements for the Lessee and its Subsidiaries and the accompanying Officer's Compliance Certificate for the Lessee setting forth the Leverage Ratio of the Lessee and its Subsidiaries as of the most rent fiscal quarter end. In the event the Lessee fails to deliver such financial statements and certificate within the times required by Section
28.1 of the Lease, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

        "Appraisal" shall mean, with respect to the Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

        "Appraisal Procedure" shall have the meaning given such term in Section
22.4 of the Lease.

        "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or





                                   Appendix-6
strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

        "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form attached to the Credit Agreement as Exhibit B.

        "Available Commitment(s)" shall mean, as to any Lender (or all Lenders if the context so requires) at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender as of such date after giving effect to
Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Loans hereunder).

        "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (a) the amount of the Holder Commitments over (b) the aggregate amount of the Holder Advances made since the Initial Closing Date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Holder Advances).

        "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

        "Base Amount" shall have the meaning specified in Section 10.1(e) of the Lease.

        "Basic Rent" shall mean, the sum of (i) the Loan Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

        "Basic Term" shall have the meaning specified in Section 2.2 of the Lease.

        "Basic Term Commencement Date" shall have the meaning specified in
Section 2.2 of the Lease.





                                   Appendix-7

        "Basic Term Expiration Date" shall have the meaning specified in
Section 2.2 of the Lease.

        "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Credit Agreement.

        "Bill of Sale" shall mean a Bill Of Sale regarding Equipment in form and substance satisfactory to the Holders, the Agent and the Owner Trustee.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

        "Borrower" shall mean the Owner Trustee, not in its individual capacity but as Borrower under the Credit Agreement.

        "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Lessor requests the Lenders to make Loans hereunder.

        "Budgeted Total Property Cost" shall mean, at any date of determination with respect to the Property during the period it is a Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to acquire the Land, all Equipment, construct all Improvements and achieve Completion with respect to the Property (including without limitation amounts expected to be expended to pay Allocated Interest and Allocated Return with respect to the Property).

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Texas, North Carolina or Virginia are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or





                                   Appendix-8
mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

        "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

        "Certificate" shall mean a Certificate in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement in favor of each Holder.

        "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

        "Closing Date" shall mean the Initial Closing Date and the Land Closing Date.

        "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

        "Collateral" shall mean all assets of the Lessor, the Construction Agent and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents.

        "Commitment" shall mean, as to any Lender, such Lender's Lender Commitment.





                                   Appendix-9

        "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of all of the Loans then outstanding), and such Commitment Percentage shall take into account both the Lender's Tranche A Commitment and the Lender's Tranche B Commitment.

        "Commitment Period" shall mean the period from and including the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement.

        "Completion" shall mean, with respect to the Property, such time as the acquisition, installation, testing and final completion of the Improvements on the Land has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all material Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to the Property by the appropriate governmental entity.

        "Completion Date" shall mean, with respect to the Property, the earlier of (a) the date on which Completion for the Property has occurred or (b) the Construction Period Termination Date.

        "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in a change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.





                                  Appendix-10

        "Construction Advance" shall mean an advance of funds to pay Property Costs pursuant to Section 5.4 of the Participation Agreement.

        "Construction Agent" shall mean LCI International, Inc., a corporation, as the construction agent under the Agency Agreement.

        "Construction Budget" shall mean the cost of acquisition, installation, testing, constructing and developing any Improvements as determined by the Construction Agent in its reasonable, good faith judgment.

        "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

        "Construction Contract" shall mean any contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of Improvements or any portion thereof on the Property.

        "Construction Loan" shall mean any Loan made in connection with a Construction Advance.

        "Construction Loan Property Cost" shall mean with respect to the Property during any period it is a Construction Period Property, at the date of determination, an amount equal to (a) the aggregate principal amount of Construction Loans and Interest Payment Loans made on or prior to such date with respect to the Property minus (b) the aggregate principal amount of prepayments or repayments of the Loans allocated to reduce the Construction Loan Property Cost of the Property pursuant to Section 2.6(c) of the Credit Agreement.

        "Construction Period" shall mean, with respect to the Property, the period commencing on the Construction Commencement Date for the Property and ending on the Completion Date for the Property.





                                  Appendix-11

        "Construction Period Property" means, at any date of determination, the Property in the event that the Basic Term has not commenced on or prior to such date.

        "Construction Period Termination Date" shall mean the earlier of (a) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Credit Agreement, or (b) the date which occurs thirty (30) months after the Initial Closing Date.

        "Contingent Obligation" shall mean, as applied to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including without limitation any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit (or similar instrument which is issued upon the application of such Person or upon which such Person becomes an account party or for which such Person is in any way liable), but excluding the endorsement of instruments for deposit or collection in the ordinary course of business.

        "Contractor" shall mean each entity with whom the Construction Agent or the Lessee contracts to construct any Improvements or any portion thereof on the Property.

        "Contracts" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Control" shall mean (including without limitation, with correlative meanings, for the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.





                                  Appendix-12

        "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

        "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

        "Credit Agreement" shall mean the Credit Agreement, dated as of the Initial Closing Date, among the Lessor, the Agent and the Lenders, as specified therein.

        "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

        "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

        "Credit Documents" shall mean the Credit Agreement, the Notes the Security Documents and the Mortgage Instrument.

        "Deed" shall mean a warranty deed regarding the Land and/or Improvements in form and substance satisfactory to the Holders, the Agent and the Owner Trustee.

        "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

        "Defaulting Lender" shall have the meaning given to such term in
Section 9.1 of the Credit Agreement.

        "Deficiency Balance" shall have the meaning given in Section 22.1(b) of the Lease Agreement.

        "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.





                                  Appendix-13

        "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

        "Election Notice" shall have the meaning given to such term in Section
20.1 of the Lease.

        "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

        "Environmental Audit" shall have the meaning given to such term in
Section 10.2 of the Lease.

        "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

        "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., and state statutes analogous thereto.





                                  Appendix-14

        "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

        "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances by the Construction Agent, the Lessee or the Lessor as specified or described in either a requisition or a Lease Supplement, whether or not now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements or other improvements to real property, including but without limiting the generality of the foregoing, all equipment described in the Appraisal including without limitation all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), telephones, communication systems (including without limitation satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

        "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.





                                  Appendix-15

        "ERISA Affiliate" shall mean each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

        "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed or eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

        "Eurodollar Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the Eurodollar Rate.

        "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

        "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to the per annum rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period (provided, that if at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates). As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance





                                  Appendix-16
comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the average (rounded upward to the nearest one sixteenth (1/16) of one percent (1%)) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan and Eurodollar Holder Advance. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

        "Event of Default" shall mean a Lease Event of Default, an Agency Agreement Event of Default or a Credit Agreement Event of Default.

        "Excepted Payments" shall mean: (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 13 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

        (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including without limitation the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;





                                  Appendix-17

         (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or a portion thereof);

         (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

         (e) any insurance proceeds under policies maintained by the Owner Trustee or any Holder;

         (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder;

         (g) all right, title and interest of any Holder or the Owner Trustee to the Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

         (h) upon termination of the Credit Agreement pursuant to the terms thereof, all remaining property covered by the Lease or Security Documents;

         (i)  all payments in respect of the Holder Yield;

         (j) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (i) above; and

         (k) any rights of either the Owner Trustee or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided, that such rights shall not include the right to terminate the Lease.

         "Excepted Rights" shall mean the rights retained by the Owner Trustee pursuant to Section 8.2(a)(i) of the Credit Agreement.

         "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds





                                  Appendix-18
payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

         "Exculpated Persons" shall mean the Borrower, the Holders, the Lessor, their officers, directors, shareholders and partners.

         "Expiration Date" shall mean either (a) the Basic Term Expiration Date, (b) to the extent there is a first Renewal Term and the Lessee elects in accordance with the terms and provisions of Article XX of the Lease, the Purchase Option or the Sale Option at the end of such first Renewal Term, then the Expiration Date shall be the fourth annual anniversary of the Basic Term Commencement Date or (c) to the extent there is a second Renewal Term and the Lessee elects in accordance with the terms and provisions of Article XX of the Lease, the Purchase Option or the Sale Option at the end of such second Renewal Term, then the Expiration Date shall be the fifth annual anniversary of the Basic Term Commencement Date; provided, in no event shall the Expiration Date (exclusive of any Extended Renewal Term) be later than the fifth annual anniversary of the Basic Term Commencement Date unless such later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, the Lenders and the Holders.

         "Expiration Date Purchase Option" shall mean the Lessee's option to purchase the Property on the Expiration Date.

         "Extended Renewal Term" shall have the meaning specified in Section
2.2 of the Lease.

         "Facility" shall mean a facility used for the treatment, storage or disposal of Hazardous Substances.

         "Fair Market Sales Value" shall mean, with respect to the Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, the Property. Fair Market Sales Value of the Property shall be determined based on the assumption





                                  Appendix-19
that, except for purposes of Section 17 of the Lease, the Property is in the condition and state of repair required under Section 10.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Agreements.

         "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

         "Final Expiration Date" has the meaning specified in Section 20.1 of the Lease.

         "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "Force Majeure Event" shall mean any event beyond the control of the Construction Agent, other than a Casualty or Condemnation, including without limitation strikes or lockout (but only when the Construction Agent is legally prevented from securing replacement labor or materials as a result thereof), adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials after all possible efforts have been expended by the Construction Agent, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

         "Governmental Action" shall mean all permits, authorizations registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental





                                  Appendix-20

Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty" shall mean the Guaranty Agreement dated as of the Initial Closing Date made by the Lessee in favor of the Agent, for the benefit of the Tranche A Lenders.

         "Hard Costs" shall mean all costs and expenses payable for supplies, materials, labor and profit with respect to the Improvements under any Construction Contract.

         "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, manmade or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "Holder Advance" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

         "Holder Amount" shall mean as of any date, the aggregate amount of Holder Advances made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder





                                  Appendix-21

Advances received by the Holders pursuant to Section 3.4 of the Trust
Agreement.

         "Holder Applicable Margin" shall mean two and one-half percent
(2.50%).

         "Holder Commitments" shall mean $2,800,000, provided, that the Holder Commitment of each Holder shall be as set forth in the Trust Agreement.

         "Holder Construction Property Cost" shall mean, with respect to the Construction Period Property for which the Basic Term has not commenced, at any date of determination, an amount equal to the outstanding Holder Advances made with respect thereto under the Trust Agreement.

         "Holder Overdue Rate" shall mean the lesser of (a) the ABR plus two percent (2%) and (b) the highest rate permitted by applicable law.

         "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Advances with respect thereto.

         "Holder Unused Fee" shall have the meaning given to such term in
Section 9.4 of the Participation Agreement.

         "Holder Yield" shall mean with respect to Holder Advances from time to time either the Eurodollar Rate plus the Holder Applicable Margin or the ABR as elected by the Owner Trustee from time to time with respect to such Holder Advances in accordance with the terms of the Trust Agreement; provided, however, (a) upon delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Advances of each Holder shall bear a yield at the ABR applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and (b) upon the delivery by a Holder of the notice described in Section 3.9(e) of the Trust Agreement, the Holder Advances of such Holder shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in Section 3.9(e) of the Trust Agreement.





                                  Appendix-22

         "Holders" shall mean NationsBank of Texas, N.A. and the other banks and financial institutions which hereafter may be from time to time holders of Certificates in connection with the Stuart Park Trust.

         "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or foreign withholdings (collectively, "Taxes") and all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) the Property or the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of the Property or any part thereof or interest therein or any rentals, receipts or earnings arising therefrom; (b) the Notes or Certificates or any part thereof or interest therein; or (c) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto or otherwise in connection with the transactions contemplated thereby.

         "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on the Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Land Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Land Closing Date.





                                  Appendix-23

         "Incorporated Covenants" shall have the meaning given to such term in
Section 28.1 of the Lease.

         "Incorporated Representations and Warranties" shall have the meaning given to such term in Section 28.1 of the Lease.

         "Indebtedness" of a Person shall mean, without duplication, such
Person's:

              (a)       obligations for borrowed money;

              (b) obligations representing the deferred purchase price of property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

              (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

              (d) obligations which are evidenced by notes, acceptances or other instruments;

              (e)       Capitalized Lease obligations;

              (f) net liabilities under interest rate swap, exchange or cap agreements; and

              (g)       contingent obligations.
         "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Agent, the Holders, the Lenders, and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

         "Indemnity Provider" shall mean, respecting the Property, the Construction Agent from the date of the Participation Agreement to and including the Basic Term Commencement Date for the Property and the Lessee for the duration of the Term for the Property.





                                  Appendix-24

         "Initial Closing Date" shall mean the date of the Participation Agreement.

         "Initial Construction Advance" shall mean any initial Advance to pay for: (a) Property Costs for construction of any Improvements; and (b) the Property Costs of restoring or repairing the Property which is required to be restored or repaired in accordance with Section 15.1(e) of the Lease.

         "Inspector" shall mean any Person engaged by the Agent to oversee the monitoring of the progress of any Improvements and reviewing of Requisitions and to provide related services relating to administration of such Improvements during the Construction Period.

         "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

         "Interest Payment Loan" shall mean any Loan made to fund the payment of Allocated Interest with respect to a Construction Period Property.

         "Interest Period" shall mean (a) during the Commitment Period as to any Eurodollar Loan or Eurodollar Holder Advance (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Holder Advance and ending one (1) month thereafter, and (ii) with respect to each succeeding Interest Period during the Commitment Period, the period beginning the day after the end of the preceding Interest Period for each Eurodollar Loan and Eurodollar Holder Advance and ending one (1) month thereafter and (b) during the period from and after the Commitment Period as to any Eurodollar Loan or Eurodollar Holder Advance (i) initially, the period





                                  Appendix-25
commencing on the conversion or continuation date for each Eurodollar Loan and Eurodollar Holder Advance and ending one (1) month, three (3) months or six (6) months thereafter; and (ii) thereafter, as selected by the Lessor (in the case of a Eurodollar Loan) or the Owner Trustee (in the case of a Eurodollar Holder Advance) in its applicable notice give with respect thereto, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance and ending one (1) month, three (3) months or six (6) months thereafter, as selected by the Lessor by irrevocable notice to the Agent (in the case of a Eurodollar Loan) or by the Owner Trustee (in the case of a Eurodollar Holder Advance) in each case not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:
(A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date or the Expiration Date, as the case may be, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month and (D) during the period from and after the Commitment Period, there shall not be more than twelve (12) Interest Periods outstanding at any one (1) time.

         "Interim Lease Term" shall mean the period commencing on the Land Closing Date and ending at midnight on the day immediately preceding the Basic Term Commencement Date.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "IRS" shall mean the United States Internal Revenue Service, or any successor or analogous organization.





                                  Appendix-26

         "Land" shall mean the parcel(s) of real property described on (a) the Requisition issued by the Construction Agent on the Land Closing Date relating to such parcel and (b) Exhibit A to the Lease; provided, that the term "Land" shall include, collectively, all parcels of real property acquired in connection therewith.

         "Land Acquisition Cost" shall mean the cost to the Lessor to purchase the Land or a portion thereof on a Land Closing Date.

         "Land Closing Date" shall mean the date on which the Lessor purchases the Land or a portion thereof (the Land).

         "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

         "Lease" or "Lease Agreement" shall mean the Deed of Lease Agreement dated as of the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

         "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" shall have the meaning specified in Section
17.1 of the Lease.

         "Lease Supplement" shall mean each Lease Supplement substantially in the form of Exhibit B-1 to the Lease, together with all attachments and schedules thereto.

         "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, the Holders, the Lessor, the Lessee, the Agent, any Lender or the Property, any Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof





                                  Appendix-27

(including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property or the Appurtenant Rights.

         "Lender Commitments" shall mean $67,200,000; and the Lender Commitment of each Lender shall be as set forth in Schedule 1.1 to the Credit Agreement as such Schedule 1.1 may be amended and replaced from time to time.

         "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

         "Lender Unused Fee" shall have the meaning given to such term in
Section 9.4 of the Participation Agreement.

         "Lenders" shall initially mean NationsBank of Texas, N. A. and shall include the other banks and financial institutions which hereafter may be from time to time party to the Participation Agreement and the Credit Agreement.

         "Lessee" shall have the meaning set forth in the Lease.

         "Lessee Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement dated as of February 14, 1996 among Lessee as Borrower, the lenders party thereto, First Union National Bank of North Carolina as Credit Agent and Managing Agent, and NationsBank of Texas, N.A. as Administrative Agent and Managing Agent as amended by First Amendment and Waiver dated August 29, 1996 and as further amended by Second Amendment dated as of November 15, 1996.





                                  Appendix-28

         "Lessee Credit Agreement Event of Default" shall mean an Event of Default as defined in Section 11.1 of the Lessee Credit Agreement.

         "Lessee Scheduled Termination Date" shall mean the final day of the Term as specified in the final Election Notice (which shall be a Payment Date or the Expiration Date) after the Basic Term has commenced for the Property and on which date the Lessee shall purchase the Property pursuant to the Purchase Option or cause the Property to be sold pursuant to the Sale option.

         "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as the Lessor under the Lease.

         "Lessor Basic Rent" shall mean the scheduled Holder Yield due on the Holder Advances on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (a) any such scheduled Holder Yield due on the Holder Advances prior to the Basic Term Commencement Date with respect to the Property or (b) overdue amounts under the Trust Agreement or otherwise).

         "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

         "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or the Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or the Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company, in its individual capacity, pursuant to Section 13 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by





                                  Appendix-29
the Lessor of all or any portion of the interest of the Lessor in the Property, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of the Property by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

         "Level Status" means the applicable Level Status set forth in the table below (with Level Status I being the lowest Level Status and Level Status V being the highest Level Status):

===========================================================================================================
  LEVEL STATUS                                           LEVERAGE RATIO
-----------------------------------------------------------------------------------------------------------
  LEVEL STATUS I                                         LESS THAN 1.5 TO 1.0
-----------------------------------------------------------------------------------------------------------
  LEVEL STATUS II                                        EQUAL TO OR GREATER THAN 1.5 TO 1.0 BUT LESS THAN
                                                         2.0 TO 1.0
-----------------------------------------------------------------------------------------------------------
  LEVEL STATUS III                                       EQUAL TO OR GREATER THAN 2.0 TO 1.0 BUT LESS THAN
                                                         2.75 TO 1.0
-----------------------------------------------------------------------------------------------------------
  LEVEL STATUS IV                                        EQUAL TO OR GREATER THAN 2.75 TO 1.0 BUT LESS THAN
                                                         3.0 TO 1.0
-----------------------------------------------------------------------------------------------------------
  LEVEL STATUS V                                         EQUAL TO OR GREATER THAN 3.0 TO 1.0
===========================================================================================================

         "Leverage Ratio" shall have the meaning specified in the Lessee Credit Agreement.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

         "Limited Recourse Amount" shall mean with respect to the Property on an aggregate basis, an amount equal to the Termination Value with respect to the Property on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to the Property.

         "Loan Basic Rent" shall mean the scheduled interest due on the Loans on any Scheduled Interest Payment Date pursuant to the





                                  Appendix-30

Credit Agreement (but not including interest on (a) any such Loan prior to the Basic Term Commencement Date with respect to the Property or (b) any overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

         "Loan Property Cost" shall mean, with respect to the Property at any date of determination, an amount equal to (a) the aggregate principal amount all Loans (including without limitation all Acquisition Loans, Construction Loans and Interest Payment Loans) made on or prior to such date with respect to the Property minus (b) the aggregate amount of prepayments or repayments (if any) as the case may be of the Loans allocated to reduce the Loan Property Cost of the Property pursuant to Section 2.6(c) of the Credit Agreement.

         "Loans" shall mean the loans extended pursuant to the Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

         "Majority Holders" shall mean at any time Holders whose Certificates represent at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Certificates outstanding.

         "Majority Lenders" shall mean at any time Lenders whose Loans outstanding represent at least sixty-six and two thirds percent (66-2/3%) of the aggregate Loans outstanding.

         "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

         "Material Adverse Effect" shall, mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Lessee and its Subsidiaries taken as a whole, (b) the ability of the Lessee or any Subsidiary to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Holders, or the Lessor thereunder, (d) the validity, priority or enforceability of any





                                  Appendix-31

Lien on the Property created by any of the Operative Agreements, or (e) the value, utility or useful life of the Property or the use, or ability of the Lessee to use, the Property for the purpose for which it was intended.

         "Material Subsidiary" means any Subsidiary of the Lessee which either
(a) has assets which constitute five percent (5%) or more of the consolidated assets of the Lessee and its Subsidiaries or (b) has revenues during its most recently ended fiscal year which constitute more than five percent (5%) of the consolidated revenues of the Lessee and its Subsidiaries during the most recently ended fiscal year of the Lessee.

         "Maturity Date" shall mean the Expiration Date.

         "Maximum Property Cost" shall mean the Property Cost for the Property subject to the Lease as of the applicable determination date (calculated without regard to the purchase or sale of the Property).

         "Maximum Residual Guarantee Amount" shall mean an amount equal to the product of the Property Cost for the Property times eighty-eight percent (88%).

         "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

         "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee and the Lessee in favor of the Agent (for the benefit of the Lenders and the Holders) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

         "Multiemployer Plan" shall mean any plan described in Section 4001 (a)
(3) of ERISA to which contributions are or have been made or required by the Lessee or any of its Subsidiaries or ERISA Affiliates.

         "Multiple Employer Plan" shall mean a plan to which the Lessee or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation





                                  Appendix-32
to make, or has made or accrued an obligation to make, contributions.

         "Net Proceeds" shall mean all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including without limitation all costs and expenses in connection therewith for which the Agent or the Lessor are entitled to be reimbursed pursuant to the Lease.

         "Net Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease (net of all expenses of sale) are less than the Limited Recourse Amount with respect to the Property if it has been determined that the Fair Market Sales Value of the Property at the expiration of the Term of the Lease has been impaired by greater than expected wear and tear during the Term of the Lease.

         "New Facility" shall have the meaning given to such term in Section
28.1 of the Lease.

         "Non-Excluded Taxes" shall have the meaning given to such term in
Section 2.13 of the Credit Agreement.

         "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

         "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Occupational Safety and Health Law" shall mean the Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating or relating to, or imposing liability or standards of conduct concerning, employee health and/or safety, as now or at any time hereafter in effect.

         "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or





                                  Appendix-33
investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

         "Officer's Compliance Certificate" shall have the meaning specified in
Section 7.2 of the Lessee Credit Agreement.

         "Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease (and a memorandum thereof in a form reasonably acceptable to the Agent), each Lease Supplement (and a memorandum thereof in a form reasonably acceptable to the Agent) , the Security Agreement, the Mortgage Instruments, the Guaranty and all Bills of Sale.

         "Original Executed Counterpart" shall mean any instrument marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following such signature page.

         "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(c) of the Credit Agreement.

         "Overdue Rate" shall mean (a) with respect to Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the applicable rate specified in the Trust Agreement, and (c) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

         "Owner Trustee," "Borrower" or "Lessor" shall mean First Security Bank, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as the Owner Trustee under the Stuart Park Trust, and any successor or replacement Owner Trustee expressly permitted under the Operative Agreements.





                                  Appendix-34

         "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

         "Participation Agreement" shall mean the Participation Agreement dated as of the Initial Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent.

         "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Advances is due under the Credit Agreement or the Trust Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

         "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which the Lessee or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Permitted Exceptions" shall mean:

              (a) Liens of the types described in clauses (a) and (b) of the definition of Permitted Liens;

              (b)         Liens for Taxes not yet due; and

              (c) all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, do not materially impair the use of the Property for its intended purpose.

         "Permitted Facility" shall mean an approximately 306,000 gross square foot office building (including a 660 space





                                  Appendix-35
underground parking garage) to be constructed in Ballston, Virginia.

         "Permitted Liens" shall mean:

              (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

              (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

              (c) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

              (d) Liens arising by Operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

              (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

              (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such





                                  Appendix-36
         proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

              (g) Liens in favor of municipalities to the extent agreed to by the Lessor; and

              (h)         Permitted Exceptions.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

         "Plans and Specifications" shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Participation Agreement.

         "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

         "Property" shall mean, with respect to the Permitted Facility to be acquired, constructed and/or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on the Land, including without limitation the Construction Period Property and the Property after the Basic Term has commenced.

         "Property Cost" shall mean with respect to the Property the aggregate amount of the Loan Property Cost, plus the Holder Property Cost for the Property (as such amounts shall be increased respecting the Holder Advances and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in Sections 9.1(a) and (b) of the Participation Agreement).





                                  Appendix-37

         "Purchase Option" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Purchasing Lender" shall have the meaning given to such term in
Section 9.8(a) of the Credit Agreement.

         "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "Renewal Term" shall have the meaning specified in Section 2.2 of the Lease.

         "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "Reportable Event" shall have the meaning specified in ERISA.

         "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

         "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.





                                  Appendix-38

         "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Sale Date" shall have the meaning given to such term in Section 22.1(a) of the Lease.

         "Sale Notice" shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

         "Sale Option" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Holder Advance, the last day of the Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance, (b) as to any ABR Loan or any ABR Holder Advance, the fifteenth day of each month and (c) as to all Loans and Holder Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Security Agreement" shall mean the Security Agreement dated as of the Initial Closing Date between the Lessor and the Agent, for the benefit of the Lenders.





                                  Appendix-39

         "Security Documents" shall mean the collective reference to the Security Agreement, the Mortgage Instruments, the Guaranty, the Lease (to the extent the Lease is construed as a security instrument) and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

         "Soft Costs" shall mean all costs related to the development and construction of the Improvements other than Hard Costs, including without limitation fees and expenses related to appraisals, title examinations, title insurance, surveys, environmental site assessments, geotechnical soil investigations and similar costs, the Lender Unused Fee, the Holder Unused Fee, the Advisory Fee, fees and expenses of the Owner Trustee payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 9.3 (i) and (ii) of the Participation Agreement.

         "Stuart Park Trust" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

         "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one
(1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

         "Supplemental Amounts" shall have the meaning given to such term in
Section 9.18 of the Credit Agreement.

         "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Trust Company, the Holders, the Agent, the Lenders or any other Person under the Lease or under





                                  Appendix-40
any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

         "Taxes" shall have the meaning specified in the definition of Impositions.

         "Term" shall mean the Interim Lease Term, Basic Term and each Renewal Term, if any.

         "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

         "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of the Lessee or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of the Lessee or any ERISA Affiliate from a Multiemployer Plan.

         "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

         "Termination Value" shall mean the sum of (a) with respect to the Property, an amount equal to the outstanding Property Cost for the Property as of the last occurring Payment Date, plus (b) any and all accrued interest on the Loans and any and all Holder Yield on the Holder Advances related to the Property Cost, plus (c) all other Rent and other amounts then due and payable or accrued under the Agency Agreement, Lease and/or under any other Operative





                                  Appendix-41

Agreement (including without limitation all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

         "Total Condemnation" shall mean a Condemnation that involves a taking of the Lessor's entire title to the Property.

         "Tranche A Commitments" shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche A Lender shall be obligated to make Tranche A Loans in excess of such Tranche A Lender's share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender's name on Schedule 1.1 to Credit Agreement.

         "Tranche A Lenders" shall mean NationsBank of Texas, N.A. and the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans.

         "Tranche A Loans" shall mean the Loans made pursuant to the Tranche A Commitment.

         "Tranche A Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

         "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule 1.1 to Credit Agreement.





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
         "Tranche B Lenders" shall mean NationsBank of Texas, N.A. and the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans.

         "Tranche B Loan" shall mean the Loans made pursuant to the Tranche B Commitment.

         "Tranche B Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

         "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation:

              (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

              (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for the Lessee or the Construction Agent in connection with the transaction contemplated by the Operative Agreements;

              (c) any and all other reasonable fees, charges or other amounts payable to the Lenders, the Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

              (d) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and





                                  Appendix-43

              (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement.

         "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

         "Trust" shall mean Stuart Park Trust, a grantor trust created pursuant to the Trust Agreement.

         "Trust Agreement" shall mean the Trust Agreement dated as of the Initial Closing Date between the Holders and the Owner Trustee.

         "Trust Company" shall mean First Security Bank, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

         "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

         "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

         "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

         "Unanimous Vote Matters" shall have the meaning given it in Section 10.2(j) of the Participation Agreement.

         "Unfunded Amount" shall have the meaning specified in Section 3.2 of the Agency Agreement.

         "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of





                                  Appendix-44
all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

         "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

         "Unused Fee" shall mean, collectively, the Holder Unused Fee and the Lender Unused Fee.

         "Unused Fee Payment Date" shall mean the last Business Day of each month and the last Business Day of the Commitment Period, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.

         "Voting Power" shall mean, with respect to securities issued by any Person, the combined voting power of all securities of such person which are issued and outstanding at the time of determination and which are entitled to vote in the election of directors or such Person, other than securities having such power only by reason of the happening of a contingency.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to the Property.





                                  Appendix-45